Exhibit 1.3(a)

CLIFFORD CHANCE LLP

EXECUTION COPY

BARCLAYS PLC

BARCLAYS BANK PLC

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

CREDIT SUISSE AG, LONDON BRANCH

DEUTSCHE BANK AG, LONDON BRANCH

CITIGROUP GLOBAL MARKETS LIMITED

MERRILL LYNCH INTERNATIONAL

RIGHTS ISSUE SPONSOR’S AND UNDERWRITING

AGREEMENT

THIS AGREEMENT is made on 30 July 2013

BETWEEN:

(1)	BARCLAYS PLC, a company registered in England and Wales with number 00048839 and whose registered office is at 1 Churchill Place, London E14 5HP (the “Company”);

(2)	BARCLAYS BANK PLC, whose registered office is at 1 Churchill Place, London E14 5HP (“Barclays” or the “Global Co-ordinator”);

(3)	CREDIT SUISSE SECURITIES (EUROPE) LIMITED, whose registered office is at One Cabot Square, Canary Wharf, London E14 4QJ (“CSSEL” or the “Sponsor”);

(4)	CREDIT SUISSE AG, LONDON BRANCH, a corporation domiciled/incorporated in Zurich, Switzerland, operating in the United Kingdom under branch registration number BR000469 at One Cabot Square, Canary Wharf, London E14 4QJ (“CSAG” and together with CSSEL, “CS”);

(5)	DEUTSCHE BANK AG, LONDON BRANCH, a corporation domiciled in Frankfurt am Main, Germany, operating in the United Kingdom under branch registration number BR000005, acting through its London Branch at Winchester House, 1 Great Winchester Street, London EC2N 2DB (“Deutsche Bank”);

(6)	CITIGROUP GLOBAL MARKETS LIMITED, whose registered office is at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (“Citi”); and

(7)	MERRILL LYNCH INTERNATIONAL, whose registered office is at 2 King Edward Street, London EC1A 1HQ (“BofAML” and together with CSSEL, CSAG, Deutsche Bank and Citi, each an “Initial Underwriter”).

WHEREAS:

(A)	The Company proposes to offer the New Shares by way of (a) rights at the Rights Issue Price on the terms and subject to the conditions to be set out in the Prospectus and the US Prospectus and, where applicable, to be set out in the Provisional Allotment Letter; and (b) ADS Rights at the ADS Subscription Price on the terms and subject to the conditions to be set out in the US Prospectus.

(B)	The Underwriters have agreed on a several basis, on the terms and subject to the conditions referred to in this Agreement and any Accession Deed(s), to underwrite the Underwritten Shares.

(C)	The Company will apply for admission of the New Shares to the premium listing segment of the Official List and for admission of the New Shares to trading on the London Stock Exchange’s main market for listed securities and for the listing of the New Shares and New ADSs on the New York Stock Exchange.

(D)	The Sponsor has agreed to act as sponsor for the purposes of the Prospectus and in relation to the application for admission of the New Shares in nil paid form to the premium listing segment of the Official List on the terms and subject to the conditions set out in this Agreement.

NOW IT IS AGREED as follows:

1.	DEFINITIONS

1.1	In this Agreement:

“Acceptance Date” means the last date for acceptance and payment under the terms of the Rights Issue as will be set out in the Prospectus or such later date as the Company and the Initial Underwriters (for themselves and on behalf of the Additional Underwriters) may agree in writing;

“Accession Deed” means any deed substantially in the form set out in Schedule 6 to be executed prior to the Publication Date in the event that the Company appoints any Additional Underwriter(s) pursuant to Clause 5.13;

“Accounts” means the audited consolidated financial statements of the Group for the three years ended 31 December 2010, 2011 and 2012 (including, without limitation, the related directors’ and auditors’ reports, the consolidated income statements, the balance sheets, the consolidated cashflow statements, the consolidated statements of total recognised gains and losses, the reconciliation of movements in shareholders’ funds and all related notes);

“Accounts Date” means 31 December 2012;

“Additional Registration Statement Filing” means each post-effective amendment to the Registration Statement, the US Prospectus, supplements to the US Prospectus and the Current Reports on Form 6-K to be filed (and incorporated by reference into the Registration Statement) by the Company after the date hereof on or prior to the date of the US Prospectus to amend or supplement the Registration Statement to include information contained in the US Prospectus or to file such additional financial statements and/or such other information as shall be required and to incorporate by reference or include all or part of the Interim Results Press Announcement and the Rights Issue Launch Announcement;

“Additional Underwriter” means an institution appointed as an Additional Underwriter pursuant to Clause 5.13;

“Additional Underwriter Commission” has the meaning ascribed to it in Clause 10.1;

“Admission” means the admission of the New Shares (nil paid) to the premium listing segment of the Official List becoming effective in accordance with the Listing Rules and the admission of such New Shares (nil paid) to trading on the London Stock Exchange’s main market for listed securities becoming effective in accordance with the Admission and Disclosure Standards;

“Admission and Disclosure Standards” means the Admission and Disclosure Standards published by the London Stock Exchange from time to time;

“ADRs” means American depositary receipts;

“ADS Holders” means holders of ADSs;

“ADS Registration Statement” means the registration statements on Form F-6 for the registration of the ADSs;

“ADS Rights” means the rights of ADS Holders to take up New Shares in the form of ADSs;

“ADSs” means American depositary shares, each representing four Ordinary Shares as of the date hereof;

“ADS Subscription Price” means 740 pence per New ADS (being an amount equal to four times the Rights Issue Price);

“affiliate” has the meaning given in Rule 501(b) of Regulation D or Rule 405 under the Securities Act, as applicable;

“Agent” means, with respect to an entity, (i) any director, officer, employee or other representative associated with, or acting on behalf of, such entity or any of its affiliates or entities over which such entity exercises joint control (other than the Underwriters, their affiliates and anyone acting on their behalf, as to whom no representation is made), (ii) any person for whose acts it may be vicariously liable; and (iii) any other person that acts for or on behalf of, or provides services for or on behalf of, it, in each case, whilst acting in his capacity as such;

“Anti-Corruption Laws” means the OECD Convention, the FCPA, the English common law offence of bribery, the Bribery Act 2010 and any other applicable law in any applicable jurisdiction (including any (a) statute, ordinance, rule or regulation; (b) order of any court, tribunal or any other judicial body; and (c) rule, regulation, guideline or order of any public body, or any other administrative requirement) which (i) prohibits the conferring of any gift, payment or other benefit on any person or any officer, employee, agent or adviser of such person; and/or (ii) is broadly equivalent to the FCPA and/or the above United Kingdom laws or was intended to enact the provisions of the OECD Convention or which has as its objective the prevention of corruption;

“Approved Sub-underwriter” means a sub-underwriter which the Company and CSSEL, Deutsche Bank, BofAML and Citi have agreed, prior to the date of this Agreement, may enter into sub-underwriting arrangements in relation to the Rights Issue (including all those persons on the list of Approved Sub-underwriters in the agreed form), subject to the provisions of Clauses 5.9 to 5.12;

“associate” has the meaning given to it by section 345 of the Companies Act 2006;

“Auditors” means PricewaterhouseCoopers LLP;

“Banks” means Barclays (for the avoidance of doubt, solely in its capacity as Global Co-ordinator and Joint Bookrunner and in no other capacity) and the Underwriters and “Bank” shall be construed accordingly;

“Board” means the board of directors of the Company or a duly constituted and authorised committee thereof;

“Broking Fee” has the meaning given to it in Clause 10.1;

“Business Day” means a day (other than a Saturday or Sunday) on which clearing banks are open for business in London and New York;

“Capital Resources Requirements” has the meaning given in the FCA Handbook;

“Claims” means any and all claims, actions, liabilities, demands, proceedings, investigations, judgments or awards whatsoever (and in each case, whether or not successful, compromised or settled and whether joint or several) threatened, asserted, established or instituted against or otherwise involving any person and “Claim” shall be construed accordingly;

“Commission” means the United States Securities and Exchange Commission;

“Companies Act” means the UK Companies Act 2006;

“Company’s Counsel” means Clifford Chance LLP, solicitors of 10 Upper Bank Street, London E14 5JJ;

“Company’s US Counsel” means Sullivan & Cromwell LLP of 1 New Fetter Lane, London EC4A 1AN;

“Conditions” means the conditions set out in Clause 2.1 and “Condition” shall be construed accordingly;

“CREST” means the relevant system (as defined in the Regulations) in respect of which Euroclear is the Operator (as defined in the Regulations);

“Dealing Day” means a day on which dealings in domestic equity market securities may take place on the London Stock Exchange and the New York Stock Exchange;

“Delivery Date” has the meaning given to it in Clause 9.2;

“Deposit Agreement” means the deposit agreement dated 11 August 2008 between the Company, the Depositary and holders from time to time of the American depositary receipts issued by the Depositary and evidencing the ADSs, and as it may be amended and/or restated from time to time;

“Depositary” means JPMorgan Chase Bank, N.A.;

“Directors” means the directors of the Company from time to time;

“Disclosure Package” means as of each applicable date (i) the US Prospectus (as amended and supplemented including, for the avoidance of doubt, by the US Prospectus Supplement (if applicable)), (ii) any Issuer Free Writing Prospectus issued pursuant to the terms of this Agreement and (iii) any other Free Writing Prospectus that the Company on the one hand and the Initial Underwriters (for themselves and on behalf of the Additional Underwriters) on the other shall hereafter expressly agree in writing to that as part of the Disclosure Package;

“Disclosure Rules” and “Transparency Rules” means the Disclosure Rules and Transparency Rules of the FCA made under section 73A of FSMA as amended from time to time;

“Draft Prospectus” means the underwriting proof of the Prospectus (if any);

“DTC” means The Depository Trust Company;

“Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective;

“Euroclear” means Euroclear UK & Ireland Limited;

“Eurozone” means those member states of the European Union which have adopted the Euro, being the lawful currency of the European Union;

“Exchange Act” means the US Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder;

“Excess Shares” has the meaning given to it in Clause 9.5;

“Excluded Territories Shareholders” means Ordinary Shareholders with registered addresses in such jurisdictions as the Company may determine following consultation with and having taken into account the reasonable requests of the Initial Underwriters prior to the Publication Date;

“FCA” means the UK Financial Conduct Authority or any successor entity thereto acting in its capacity as competent authority for the purposes of Part VI of FSMA;

“FCA Handbook” means Handbook of the FCA made under FSMA as amended from time to time;

“FCPA” means the US Foreign Corrupt Practices Act of 1977 (as amended by the Foreign Corrupt Practices Act Amendments of 1988 and 1998, and as may be further amended and supplemented from time to time) or the rules and regulations thereunder;

“FSA” means the Financial Services Act 2012;

“Final US Prospectus” has the meaning given to it in Clause 8.4;

“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405 under the Securities Act;

“FSMA” means the Financial Services and Markets Act 2000, as amended;

“Fully Paid Rights” means fully paid rights to subscribe for New Shares;

“Global Co-ordinator Fee” has the meaning given to it in Clause 10.1;

“Gross Proceeds” means the amount calculated by multiplying the Rights Issue Price by the aggregate number of Underwritten Shares;

“Group” means the Company and its subsidiary undertakings from time to time;

“Group Company” means any company or other person or entity that is a member of the Group;

“Indemnified Persons” means:

(a)	any Bank and any subsidiary, branch or affiliate of such Bank;

(b)	a person who is, on or at any time after the date of this Agreement, a director, officer, partner, employee or agent of an undertaking specified in sub-paragraph (a) above; and

(c)	such Bank, its selling agents (provided they are either an affiliate or a person to whom the Company has consented in writing (such consent not to be unreasonably withheld or delayed)) and each person, if any, who controls such Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and such Bank’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers, employees and agents;

“Initial Disclosure Package” means the Annual Report on Form 20-F filed with the Commission on 13 March 2013, all reports on Form 6-K filed since that date, the Interim Results Announcement and the Rights Issue Launch Announcement;

“Initial Proportionate Share” means, in relation to each of the Initial Underwriters, the proportions set out in Clause 9.1;

“Interim Accounts” means the reviewed consolidated condensed set of interim financial statements of the Group for the six months ended 30 June 2013 (including, without limitation, the condensed consolidated income statement, the condensed consolidated statement of profit and loss and other comprehensive income, the condensed consolidated balance sheet, the condensed consolidated cashflow statement, the condensed consolidated statement of changes in equity and all the related notes);

“Interim Accounts Date” means 30 June 2013;

“Interim Results Press Announcement” means the press announcement in the agreed form to be dated the date of this Agreement in relation to the Interim Accounts;

“Interim Results Presentation” means the written presentation to be used by the Company in presentations to institutional investors in connection with the Interim Accounts;

“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act;

“Joint Bookrunners” means Barclays (for the avoidance of doubt, solely in its capacity as Joint Bookrunner and in no other capacity), CSSEL, Deutsche Bank, Citi, and BofAML and “Joint Bookrunner” shall be construed accordingly;

“Joint Brokers” means CSSEL and Deutsche Bank and “Joint Broker” shall be construed accordingly;

“Limitation” has the meaning given in Clause 14.8;

“Listing Rules” means the Listing Rules of the FCA made under section 73A of the FSMA as amended from time to time;

“London Stock Exchange” means London Stock Exchange plc;

“Losses” means any and all loss, damage, costs, liability, demand, charge or expense (including legal fees and bonuses), in each case whether joint or several, which any person may suffer or incur (including, but not limited to all losses suffered or incurred in investigating, preparing for or disputing or defending or settling any Claim and/or in establishing its right to be indemnified pursuant to Clause 14 or to receive contribution pursuant to Clause 15 and/or in seeking advice regarding any Claim or in any way related to or in connection with the indemnity contained in Clause 14 or the provisions of Clause 15) and “Loss” shall be construed accordingly;

“Material Adverse Change” means any material adverse change in, or any development reasonably likely to result in a material adverse change in, the condition or the financial, liquidity, solvency or funding position, or the earnings, profits, business affairs or business prospects of the Group whether or not arising in the ordinary course of business, including any such material adverse change arising as a result of any judgment, ruling or finding or legal or regulatory proceedings or investigations against the Company, any Group Company or any of the Directors;

“Minimum Commitment” means GBP 223 million in the case of each of Deutsche Bank, CS (split between CSSEL and CSAG in such proportions as CSSEL and CSAG may agree between themselves), Citi and BofAML;

“MTM Instruction” has the meaning given to it in Schedule 1, paragraph 1;

“New ADSs” means any ADSs to be issued pursuant to the Rights Issue;

“New Shares” means the aggregate number of new Ordinary Shares set out in the Prospectus which are to be allotted pursuant to the Rights Issue;

“Nil Paid Rights” means the New Shares in nil paid form to be provisionally allotted to Qualifying Shareholders in connection with the Rights Issue;

“Notification Date” means the Acceptance Date (or such other date as the Company and the Initial Underwriters (for themselves and on behalf of the Additional Underwriters) may agree in writing);

“OECD Convention” means the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997;

“OFAC” has the meaning given to it in paragraph 11.1 in Part A of Schedule 3;

“Official List” means the Official List of the FCA;

“Ordinary Shareholders” means holders of Ordinary Shares;

“Ordinary Shares” means ordinary shares of 25 pence each in the capital of the Company;

“Overall Financial Adequacy Rule” has the meaning given in the FCA Handbook;

“Participating Security” has the meaning given to it in the Regulations;

“payee” has the meaning given to it in Clause 17.1;

“potential sub-underwriter” means any sub-underwriter or other person whom any Underwriter approaches with a view to determining whether such other person is interested in participating in the sub-underwriting of the Rights Issue;

“PRA” means the Prudential Regulation Authority;

“Press Announcements” means the Interim Results Press Announcement, the Rights Issue Launch Announcement and the Prospectus Publication Press Announcement and any other announcement issued by the Company through a Regulatory Information Service in connection with the Rights Issue and/or Admission;

“Previous Announcements” means all announcements (other than the Press Announcements) made by the Company via a Regulatory Information Service pursuant to DTR 2.2 and DTR 4 of the Disclosure and Transparency Rules since the Accounts Date;

“Proportionate Share” means, in relation to each of the Underwriters, the Initial Proportionate Share or, in the event any Additional Underwriters are appointed pursuant to Clause 5.13, such proportions as set out in the last Accession Deed(s) to be executed and notified by the Initial Underwriters to the other Additional Underwriters from time to time;

“Prospectus” means the prospectus (comprising a prospectus for the purposes of the FSMA, the Listing Rules and the Prospectus Rules) to be published in connection with the Rights Issue;

“Prospectus Publication Press Announcement” means the press announcement in a form to be agreed and dated the date of the Prospectus in relation to the publication of the Prospectus;

“Prospectus Rules” means the Prospectus Rules of the FCA made under section 73A of the FSMA as amended from time to time;

“Provisional Allotment Letter” means a renounceable provisional allotment letter in the form to be agreed, to be issued or made available by the Company, subject to Clause 4.9, to Qualifying Non-CREST Holders in connection with the Rights Issue;

“Publication Date” means the date on which the Prospectus is published, being no later than 5.00 p.m. on 5 November 2013 (or such other time and/or date as the Company and the Initial Underwriters (for themselves and on behalf of the Additional Underwriters) may agree in writing);

“Qualifying CREST Holders” means Qualifying Shareholders who hold Ordinary Shares in uncertificated form;

“Qualifying Non-CREST Holders” means Qualifying Shareholders who hold Ordinary Shares in certificated form;

“Qualifying Shareholders” means Ordinary Shareholders on the register of members of the Company as at the close of business on the Record Date;

“Receiving Agent” means Equiniti Limited;

“Receiving Agent Agreement” means the receiving agent agreement to be entered into on or before the Publication Date between the Company and the Receiving Agent in relation to the Rights Issue;

“Record Date” means the close of business on the record date for the Rights Issue which will be set out in the Prospectus;

“Registrar” means Equiniti Financial Services Limited;

“Registration Statement” means Registration Statement No. 33-173886 or any additional “automatic shelf registration statement” as defined under Rule 405 under the Securities Act in respect of the New Shares and, if applicable, the Rights as amended or supplemented as of the relevant time by any Additional Registration Statement Filing;

“Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001/3755);

“Regulatory Approval” has the meaning given in Clause 9.5;

“Regulatory Information Service” means any of the services set out in Schedule 12 to the Listing Rules;

“Relevant Documents” means the Prospectus, the Draft Prospectus, the US Prospectus, the Registration Statement, any Supplementary Prospectus, the Provisional Allotment Letters, the Disclosure Package, the Interim Results Presentation, the Press Announcements, and any other documents, announcements or other communications issued publicly or to investors by the Company in connection with the Rights Issue, the offering of the New Shares, the underwriting of the Underwritten Shares or Admission;

“Relevant Time” means the earlier of: (i) the third Business Day following the Notification Date; (ii) the date following the Notification Date on which the Initial Underwriters determine (for themselves and on behalf of the Additional Underwriters) that it is reasonably likely that it will not be possible to procure subscribers in respect of New Shares which are not taken up in the Rights Issue; (iii) provided that subscribers are procured pursuant to Clause 8.5 in respect of all New Shares which are not taken up under the Rights Issue, the Time of Sale; and (iv) the date following the Notification Date if all the New Shares have been taken up or deemed to be taken up as referred to in Clause 8.1;

“Restricted Territories Shareholders” means Ordinary Shareholders with registered addresses in such jurisdictions as the Company may determine, following consultation with and having taken into account the reasonable request of the Initial Underwriters prior to the Publication Date;

“Rights” means the Share Rights and the ADS Rights;

“Rights Issue” means the offer of New Shares on the basis set out in Recital (A);

“Rights Issue Launch Announcement” means the press announcement in the agreed form to be dated the date of this Agreement giving details of the Rights Issue;

“Rights Issue Price” means 185 pence per New Share;

“Rump Settlement Date” has the meaning given to it in Clause 8.7;

“Securities Act” means the US Securities Act of 1933, as amended;

“Selling Restrictions” means the selling restrictions set out in Schedule 5;

“Share Rights” means the rights of Ordinary Shareholders to take up New Shares;

“Sponsor Fee” has the meaning given to it in Clause 10.1;

“Sponsor Materials” has the meaning given to it in paragraph 5.3 in Part B of Schedule 3;

“Sponsor Services” has the meaning given to it in Schedule 8;

“Supplementary Prospectus” means any supplementary prospectus published by the Company pursuant to section 87G of the FSMA;

“taken up” has the meaning given to it in Schedule 1;

“Tax” or “Taxes” means all taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever imposed by a tax authority of any jurisdiction, together with all penalties, charges and interest relating to any of the foregoing and regardless of whether the person concerned is primarily or directly liable or not and regardless of whether or not such taxes, levies, imposts, duties, charges, withholdings, penalties and interest are attributable directly or primarily to the person concerned;

“Ticking Fee” has the meaning given to it in Clause 10.2;

“Time of Sale” means such time, falling within the period commencing on the first Business Day following the Notification Date and ending at 4.30 p.m. on the third Business Day following the Notification Date, as is notified to the Company by the Initial Underwriters (for themselves and on behalf of the Additional Underwriters) as the time of sale with respect to their endeavours to procure subscribers for the New Shares not taken up;

“Transfer Tax” means stamp duty and stamp duty reserve tax (if any) and other transfer, documentary, registration, capital, other similar duties and taxes imposed under the laws of the United Kingdom and any fines, interest and penalties with respect thereto, other than any fines, interest or penalties attributable to the unreasonable default or delay of an Underwriter or their agents, or the subscribers for the New Shares;

“UK Listing Authority” means the FCA acting in its capacity as the competent authority for the purposes of Part VI of the FSMA and in the exercise of its functions in respect of the admission of securities to the Official List otherwise than in accordance with Part VI of the FSMA;

“Unconditional Allotment Date” has the meaning given to it in Clause 9.6.5;

“Underwriting Commissions” means the Initial Underwriter Commission and the Additional Underwriter Commission;

“Underwriters” means the Initial Underwriters and the Additional Underwriters;

“Underwriters’ Counsel” means Freshfields Bruckhaus Deringer LLP of 65 Fleet Street, London EC4Y 1HS;

“Underwritten Shares” means the New Shares to be allotted pursuant to the Rights Issue but, for the avoidance of doubt, excluding any New Shares to be allotted under the Rights Issue as a result of any increase in the number of Ordinary Shares which are in issue after the date of this Agreement but before the Record Date;

“United Kingdom” means Great Britain and Northern Ireland;

“United States” means the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia;

“US Prospectus” has the meaning given to it in Clause 3.2;

“US Prospectus Supplement” has the meaning given to it in Clause 8.4;

“VAT” means value added tax imposed pursuant to directive 2006/112/EEC or similar sales or turnover tax or levy imposed in any jurisdiction;

“Verification Materials” means the materials in the agreed form or form to be agreed confirming the accuracy of certain information contained in those of the Relevant Documents that are the subject of a verification exercise;

“Warranties” means the representations, warranties and undertakings set out in Clause 12 and Schedule 3 and “Warranty” shall be construed accordingly; and

“Working Capital Report” means the cash flow and working capital report to be prepared by the Auditors, in the form to be agreed, relating to the Group to be dated the date of the Prospectus, covering a period of at least 18 months and supporting the unqualified statement regarding the sufficiency of the Company’s working capital in the Prospectus.

1.2	In this Agreement unless the context otherwise requires:

1.2.1	a reference to “certificated” or “certificated form” in relation to a share or other security is a reference to a share or other security title to which is recorded on the relevant register of the share or other security as being held in certificated form;

1.2.2	a reference to “uncertificated” or “uncertificated form” in relation to a share or other security is a reference to a share or other security title to which is recorded on the relevant register of the share or other security as being held in uncertificated form, and title to which, by virtue of the Regulations, may be transferred by means of CREST;

1.2.3	a “certified copy” is a reference to a document certified by a Director, the secretary of the Company or the Company’s Counsel as being a true copy;

1.2.4	words and expressions defined in the Companies Act shall bear the same meaning;

1.2.5	headings are for convenience only and shall not affect the construction of this Agreement;

1.2.6	any reference to an enactment is a reference to it as from time to time amended, consolidated or re-enacted (with or without modification) (but, in the case of any amendment, consolidation or re-enactment effected after the date of Admission, only insofar as it applies in relation to a period before Admission and provided that no such amendment, consolidation or re-enactment shall increase or extend the liability of any party to this Agreement) and includes all instruments or orders made under the enactment;

1.2.7	references in this Agreement to any document expressed to be “in the agreed form”, “in a form to be agreed” or “in the form to be agreed” means a document in the form agreed (such agreement not to be unreasonably withheld or delayed) and initialled or to be initialled, for the purpose of identification only, by the Company’s Counsel and the Underwriters’ Counsel with the agreement of the Company, CSSEL, Deutsche Bank, BofAML and Citi (and no such initialling shall imply approval of all or any part of its contents by or on behalf of the person initialling it or any of the parties to this Agreement);

1.2.8	any reference to recitals, clauses and schedules are to recitals, clauses and schedules to this Agreement, and references to paragraphs are to paragraphs in the schedule in which such references appear, and the schedules to this Agreement form part of the Agreement;

1.2.9	a person includes a reference to a body corporate, association or partnership;

1.2.10	subject to Clause 1.2.12, each reference in this Agreement to any of the Joint Bookrunners, Initial Underwriters or Additional Underwriters, by any description or in any capacity, includes a reference to it in each other capacity in which it may act pursuant to this Agreement or otherwise with the agreement of the Company in connection with the Rights Issue, the offering of the New Shares, the underwriting of the Underwritten Shares or Admission;

1.2.11	any reference to an Underwriter approving or agreeing the form of a Relevant Document, shall be a reference to such approval or agreement being given solely for the purposes of this Agreement;

1.2.12	any reference in this Agreement to Barclays in its capacity as Global Co-ordinator or Joint Bookrunner, is solely in its capacity as global co-ordinator and/or joint bookrunner and in no other capacity;

1.2.13	unless otherwise notified by CSAG to the other parties hereto from time to time, any reference in this Agreement to (i) any communication or notification to be made by or to, or (ii) any notice or consent to be given by or to, or (iii) the giving of any opinion by or in the judgment of, or (iv) the exercise of any discretion, right or power by (and similar expressions), in each case by or of any of the Initial Underwriters, the Underwriters or the Banks shall be construed so that, in so far as they relate to CSAG, they shall be made or given by to or exercised by CSSEL on behalf of CSAG; and

1.2.14	any reference in this Agreement to:

(a)	any communication by or notice given by or consent granted by (and similar expressions):

(i)	the Initial Underwriters for themselves and on behalf of the Additional Underwriters, means by the Initial Underwriters for themselves and on behalf of the Additional Underwriters and CSAG or, if there are no Additional Underwriters, for themselves and on behalf of CSAG alone; and

(ii)	the Initial Underwriters on behalf of the Additional Underwriters and the Global Co-ordinator, means by the Initial Underwriters for themselves and on behalf of the Additional Underwriters, CSAG and the Global Co-ordinator or, if there are no Additional Underwriters, for themselves and on behalf of the Global Co-ordinator and CSAG; and

(b)	the determination by or the exercise of any power by or the exercise of any discretion or right by (and similar expressions):

(i)	the Initial Underwriters for themselves and on behalf of the Additional Underwriters, means by the Initial Underwriters for themselves and on behalf of the Additional Underwriters and CSAG or, if there are no Additional Underwriters, for themselves and on behalf of CSAG alone; and

(ii)	the Initial Underwriters on behalf of the Additional Underwriters and the Global Co-ordinator, means by the Initial Underwriters for themselves and on behalf of the Additional Underwriters, CSAG and the Global Co-ordinator or, if there are no Additional Underwriters, for themselves and on behalf of the Global Co-ordinator and CSAG.

1.3	Unless otherwise stated, references to time are references to London time.

1.4	The expressions “holding company”, “subsidiary undertaking” and “subsidiary” shall have the same meanings in this Agreement as in the Companies Act.

2.	CONDITIONS

2.1	The Banks’ respective obligations under this Agreement are conditional on:

2.1.1	publication of the Rights Issue Launch Announcement and the Interim Results Press Announcement through a Regulatory Information Service by no later than 7.30 a.m. on the date of this Agreement;

2.1.2	approval of the Prospectus as a prospectus by the UK Listing Authority and the Prospectus being filed with the FCA in accordance with the Prospectus Rules and FSMA and made available to the public by no later than 5.00 p.m. on the Publication Date;

2.1.3	the posting of, in the case of Qualifying Non-CREST Holders (other than Excluded Territories Shareholders (save as provided in the Prospectus)), the Provisional Allotment Letter and the crediting of CREST accounts of Qualifying CREST Holders (other than Excluded Territories Shareholders), in each case as contemplated in the Prospectus and in accordance with Clause 4.9;

2.1.4	the Warranties on the part of the Company contained in this Agreement being true and accurate and not misleading on and as of the date of: (i) this Agreement, (ii) the Publication Date, (iii) filing of the Final US Prospectus (if applicable), (iv) publication of any Supplementary Prospectus (insofar as it is published prior to Admission), and (v) immediately prior to Admission as if they had been repeated by reference to the facts and circumstances then existing provided that, following the earlier of the Publication Date and the filing of the Final US Prospectus, each such statement (except those statements in Part A of Schedule 3 when given on the date of this Agreement) will be deemed to be qualified by any matter fairly disclosed in the Prospectus, the Final US Prospectus and any Supplementary Prospectus published;

2.1.5	the Company having complied with all of its obligations under this Agreement which fall to be performed or satisfied prior to Admission and which, in the opinion (acting in good faith) of the Initial Underwriters (for themselves and on behalf of the Additional Underwriters) are material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission;

2.1.6	the Registration Statement relating to the offer and the issue of the New Shares and the Rights, and the ADS Registration Statement relating to the offer and issue of New ADSs, having been filed under the Securities Act and having become effective no later than 11.59 p.m. on the Publication Date;

2.1.7	no stop order of the Commission preventing or suspending the use of the US Prospectus, the Final US Prospectus (if applicable) or the effectiveness of the Registration Statement, having been issued under the Securities Act and no proceedings for that purpose having been initiated or to the knowledge of the Company threatened by the Commission in each case prior to Admission;

2.1.8	Admission occurring not later than 8.00 a.m. on 3 October 2013 or, in circumstances where the Prospectus has not been approved by the UK Listing Authority or the US Prospectus has not been filed with the Commission by such date for one of the reasons set out in Clause 3.5, 8.00 a.m. on 7 November 2013;

2.1.9	each condition to enable the Nil Paid Rights and the Fully Paid Rights to be admitted as a Participating Security in CREST (other than Admission) being satisfied on or before Admission;

2.1.10	the Company delivering to the Underwriters’ Counsel all the documents listed in Part A, Part B and Part D and, if applicable, Part C of Schedule 2 at the time set out therein;

2.1.11	the publication of the Prospectus Publication Press Announcement through a Regulatory Information Service by no later than 6.30 p.m. on the date of publication of the Prospectus; and

2.1.12	in the opinion of the Initial Underwriters, acting in good faith, there having not been a Material Adverse Change since the date hereof, as a result of which, in the opinion of the Initial Underwriters, acting in good faith, it is impracticable or inadvisable to proceed with Admission, the Rights Issue or the underwriting of the Underwritten Shares.

2.2	The Initial Underwriters (for themselves and on behalf of the Additional Underwriters) may, in their absolute discretion (save for the Condition set out in Clause 2.1.8 which may only be extended by mutual agreement between the Company on the one hand and the Initial Underwriters (for themselves and on behalf of the Additional Underwriters) on the other hand), acting jointly:

2.2.1	extend the time or date for satisfaction of any condition set out in Clause 2.1, in which case a reference in this Agreement to the satisfaction of such condition shall be to its satisfaction by the time or date as so extended; or

2.2.2	waive the satisfaction of any such condition, other than Clauses 2.1.1, 2.1.2 and 2.1.8 in whole or in part,

by giving written notice to the Company. For the avoidance of doubt, and subject always to the provisions of Clause 2.1, the rights of the Initial Underwriters under this Clause 2.2:

2.2.3	may be exercised by the Initial Underwriters (for themselves and on behalf of the Additional Underwriters), at all times in accordance with Clause 2.1 and acting jointly, for whatever reason or on whatever basis that they consider to be practicable, appropriate or advisable to them; and

2.2.4	are conferred on the Initial Underwriters, and may be exercised by the Initial Underwriters, acting jointly, in their respective capacities as such, and not in any representative or fiduciary capacity.

2.3	If any Condition is not satisfied (or waived in accordance with Clause 2.2), or becomes incapable of being satisfied by the required time and date therefore, then:

2.3.1	the Banks’ obligations under this Agreement shall cease and determine, without prejudice to any liability for any prior breach of this Agreement (including, without limitation, breach of any of the Warranties);

2.3.2	the Company’s obligations and agreements under Clauses 1, 10, 12, 13, 14, 15, 16.3, 17 to 23, 25 to 28 (inclusive), shall remain in full force and effect and the Company’s other obligations under this Agreement shall cease and determine, without prejudice to any liability for any prior breach of this Agreement (including, without limitation, breach of any of the Warranties);

2.3.3	the Sponsor will, on behalf of the Company, withdraw any application made to the FCA or the London Stock Exchange in connection with Admission; and

2.3.4	the Company will announce (and if the announcement mentions any of the Underwriters, with the prior consent (such consent not to be unreasonably withheld or delayed) of the Initial Underwriters (for themselves and on behalf of the Additional Underwriters)) as soon as is reasonably practicable (and if reasonably practicable in the circumstances having consulted with the Initial Underwriters) that the Rights Issue has not become unconditional and will not take place and this Agreement is terminated, provided that the Banks’ obligations under this Agreement shall not be capable of termination at any time after Admission (but, for the avoidance of doubt, without prejudice to any of the rights and remedies of the Banks in respect of any breach by the Company of its obligations under this Agreement (including, without limitation, under this Clause 2)).

2.4	The Company shall use its reasonable endeavours to procure that each of the conditions referred to in Clauses 2.1 is satisfied within the relevant time and if no time is specified, prior to Admission.

2.5	The Company agrees and undertakes that it will comply with its obligations under the Receiving Agent Agreement.

3.	APPLICATION FOR LISTING, ADMISSION TO TRADING AND TO CREST

3.1	The Company agrees and undertakes to the Underwriters to use reasonable endeavours to extend the Rights Issue to Ordinary Shareholders and ADS Holders with registered addresses outside of the United States and the United Kingdom other than to jurisdictions where it is necessary or expedient to exclude on account of the laws or regulatory requirements of a territory.

3.2	The Company undertakes to prepare and file with the Commission Additional Registration Statement Filings with respect to the offering of the Rights and a US Prospectus to be initially dated on or about the date of the Prospectus, which may be in the form of a basic prospectus and a prospectus supplement to be included in the Registration Statement, as amended or supplemented by any Additional Registration Statement Filing relating to the Rights Issue and for use in the United States (the “US Prospectus”).

3.3	The Company undertakes to apply, before the publication of the Prospectus, to:

3.3.1	the UK Listing Authority for admission of the New Shares to the premium listing segment of the Official List;

3.3.2	the London Stock Exchange for admission to trading of the New Shares on the London Stock Exchange’s main market for listed securities; and

3.3.3	Euroclear for admission of each of the Nil Paid Rights and Fully Paid Rights as a Participating Security in CREST.

The Company shall obtain permission (a) for the admission of the New Shares to the premium listing segment of the Official List, (b) for admission to trading of the New Shares on the London Stock Exchange’s main market for listed securities (subject only to the allotment of the New Shares), (c) for admission of the Nil Paid Rights and Fully Paid Rights as a Participating Security in CREST (subject only to Admission) on or prior to Admission, and (d) for admission of the New Shares and New ADSs for listing on the New York Stock Exchange.

3.4	The Company undertakes to prepare the Prospectus and apply for formal approval of the Prospectus for the purposes of, and in accordance with, the Listing Rules and the Prospectus Rules and shall obtain such approval before publication of the Prospectus.

3.5	Without prejudice to the Sponsor’s obligations in paragraph 1.9 in Schedule 8, the Company shall use its reasonable endeavours to obtain the formal approval of the Prospectus pursuant to, and in accordance with, Clause 3.4, by 3 October 2013, save only for any delay in obtaining such formal approval as a result of, in the good faith opinion of the Initial Underwriters, any actions, delays or omissions of the UK Listing Authority or the Commission having resulted in any undue delay in the approval process.

3.6	In the event that the publication of the Prospectus occurs on or after the date the Company announces the Group’s interim results for the period ending 30 September 2013, without prejudice to the Sponsor’s obligations in Schedule 8, the Company shall include information in the Prospectus relating to current trading and those financial results following consultation with, and taking into account the reasonable requests of, the Initial Underwriters in respect of such information.

3.7	The Company shall supply all information, give all undertakings, execute all documents, pay all fees and do or procure to be done all things in each case as may be necessary or required (a) by the UK Listing Authority or the London Stock Exchange for the purposes of obtaining formal approval of the Prospectus and obtaining Admission, or (b) to comply with the Listing Rules, the Prospectus Rules, the Admission and Disclosure Standards, the FSA, the FSMA or the Companies Act, or (c) by Euroclear for the purposes of obtaining permission for the admission of the Nil Paid Rights and the Fully Paid Rights as a Participating Security in CREST.

3.8

The Company shall notify the Sponsor and the Initial Underwriters (for themselves and on behalf of the Additional Underwriters) immediately of any matter referred to in section 87G(1) of the FSMA which arises between the time that the Prospectus is formally approved by the UK Listing Authority and 11.00 a.m. on the Acceptance

Date. The Company shall deal with every such matter in accordance with section 87G of the FSMA, the Listing Rules and the Prospectus Rules and the Company shall not publish or cause to be published any Supplementary Prospectus (a) without having previously consulted with the Initial Underwriters and taken into account their reasonable requirements, and (b) to the extent it mentions any of the Underwriters, without the prior consent (such consent not to be unreasonably withheld or delayed) of the Initial Underwriters (for themselves and on behalf of the Additional Underwriters).

3.9	The Company shall procure (to the extent that it lies in its power to do so) to be communicated or delivered to the Banks all such information and documents (signed by the appropriate person where so required) as each Bank may reasonably request or which is required by it to enable it to discharge its obligations hereunder or pursuant to or in connection with the Rights Issue, Admission, to obtain permission from the PRA and any other relevant regulator to become a controller of the Company or the requirements of the FSMA, the FSA, the FCA or the London Stock Exchange.

3.10	Each Bank shall use its reasonable endeavours to provide to the Company such assistance as the Company shall reasonably request in connection with the procedural steps required for the satisfaction of the Conditions and the performance of the obligations of the Company in Clauses 2 and 3. For the avoidance of doubt, subject to Clauses 9.1 and 9.6.2, nothing in this Agreement (including without limitation the previous sentence) shall oblige the Sponsor to undertake any action or omit to take any action in circumstances where it reasonably believes to do so would cause it to breach its legal or regulatory obligations provided that the Sponsor shall promptly notify the Company where this is the case.

4.	APPROVAL, RELEASE AND DELIVERY OF DOCUMENTS

4.1	The Company confirms to the Banks that a meeting or meetings of the Board has been held (and/or, in the case of 4.1.2, 4.1.4, 4.1.5, 4.1.7, 4.1.8 and 4.1.9 below, undertakes to hold such a meeting before Admission) which has (or will have, as the case may be):

4.1.1	authorised the Company to enter into and perform its obligations under this Agreement;

4.1.2	authorised the Company to enter into and perform its obligations under the Receiving Agent Agreement;

4.1.3	approved the form and release of the Rights Issue Launch Announcement and the Interim Results Press Announcement;

4.1.4	approved the form of the Prospectus Publication Press Announcement;

4.1.5	approved the form of, taken responsibility for (where required), and authorised and approved the publication, distribution and/or use of (as and to the extent permitted by this Agreement) the Draft Prospectus, the Prospectus, the US Prospectus and each of the other Relevant Documents and all other documents connected to the Rights Issue and Admission as appropriate;

4.1.6	approved the making of the Rights Issue;

4.1.7	approved the making of the applications for Admission;

4.1.8	approved the making of an application to Euroclear for admission of each of the Nil Paid Rights and the Fully Paid Rights as a Participating Security in CREST; and

4.1.9	authorised all necessary steps to be taken by the Company in connection with each of the above matters.

4.2	The Company shall procure delivery of the Rights Issue Launch Announcement and the Interim Results Press Announcement to a Regulatory Information Service for release by 7.30 a.m. on the date of this Agreement.

4.3	The Company shall procure delivery of the Prospectus Publication Press Announcement to a Regulatory Information Service for release by no later than 6.30 p.m. on the Publication Date. Subject to the prior approval of the Company (such approval not to be unreasonably withheld or delayed) and to applicable securities laws and regulations, the Joint Brokers and CSAG (on a basis to be determined between themselves but subject always to the provisions of this Agreement) may deliver the Draft Prospectus to any potential sub-underwriters of the Underwritten Shares before the release of the Prospectus Publication Press Announcement and publication of the Prospectus.

4.4	Subject to the UK Listing Authority having formally approved the Prospectus for the purpose of the Listing Rules and the Prospectus Rules, the Company shall, as soon as practicable following such approval:

4.4.1	make the Prospectus available in accordance with paragraph 3.2 of the Prospectus Rules and make available to the Banks such number of copies of the Prospectus and the US Prospectus as they may reasonably require; and

4.4.2	publish the Prospectus.

4.5	Promptly after the execution of this Agreement and in any event before the Interim Results Press Announcement and the Rights Issue Launch Announcement are released, the Company shall deliver the documents referred to in Part A of Schedule 2 to Underwriters’ Counsel (except where specified otherwise).

4.6	Before publishing the Prospectus, the Company shall deliver the documents referred to in Part B of Schedule 2 to Underwriters’ Counsel (except where specified otherwise).

4.7	Before publishing any Supplementary Prospectus, the Company shall deliver the documents referred to in Part C of Schedule 2 to the Underwriters’ Counsel (except where specified otherwise).

4.8	Before Admission, the Company shall deliver the documents referred to in Part D of Schedule 2 to the Underwriters’ Counsel (except where specified otherwise).

4.9	The Company shall procure that:

4.9.1	subject to Clause 4.9.3 below, the Provisional Allotment Letters are despatched to Qualifying Non-CREST Holders by the last post on the date of the Prospectus (or such later date as may be agreed with the Initial Underwriters (for themselves and on behalf of the Additional Underwriters));

4.9.2	subject to Clause 4.9.3 below, the Registrar instructs Euroclear to credit the stock accounts in CREST of Qualifying CREST Holders with their entitlements to Nil Paid Rights so that they are credited at 8.00 a.m. on the first date of the Prospectus (or such later date as may be agreed with the Initial Underwriters (for themselves and on behalf of the Additional Underwriters)); and

4.9.3	except as may be agreed with the Initial Underwriters (for themselves and on behalf of the Additional Underwriters), neither the Prospectus, the US Prospectus, the Final US Prospectus (if applicable) nor any Provisional Allotment Letters are sent to Excluded Territories Shareholders or Restricted Territories Shareholders (in the case of such shareholders who hold their Ordinary Shares in certificated form); nor are the stock accounts of Excluded Territories Shareholders or Restricted Territories Shareholders credited with Nil Paid Rights (in the case of such shareholders who hold their Ordinary Shares in uncertificated form, save that the Company may also permit any other shareholders to take up their Nil Paid Rights and/or their Fully Paid Rights if they are able to demonstrate to the satisfaction of the Company and the Initial Underwriters (for themselves and on behalf of the Additional Underwriters) that they are able to do so without contravening any registration or other legal requirements in any jurisdiction.

4.10	Prior to Admission, the Company shall provide the Registrar with an undated letter from the Company to Euroclear confirming that each condition to enable each of the Nil Paid Rights and the Fully Paid Rights to be admitted as a Participating Security in CREST has been satisfied and, as soon as practicable after Admission, the Company will authorise the Registrar to date the letter the date of Admission and deliver it to Euroclear.

4.11	If, on or before the second Business Day following the Acceptance Date, the Initial Underwriters (for themselves and on behalf of the Additional Underwriters) have notified a Time of Sale to the Company, the Company shall deliver:

4.11.1	at or prior to the Time of Sale the documents referred to in Part E of Schedule 2 to the Underwriters’ Counsel; and

4.11.2	at or prior to the Rump Settlement Date, the documents referred to in Part F of Schedule 2 to Underwriters’ Counsel.

4.12	The Company undertakes to procure that as soon as practicable the relevant announcements referred to in paragraphs 9.5.5R and 9.6.4R of the Listing Rules shall be lodged with a Regulatory Information Service as required by such paragraphs.

5.	APPOINTMENTS

5.1	The Company confirms its appointment of CSSEL as Sponsor in connection with the Prospectus and the proposed admission of the New Shares to the premium listing segment of the Official List. The Sponsor, in its capacity as a sponsor, confirms its acceptance of this appointment, subject to the provisions of this Agreement.

5.2	The appointment in Clause 5.1 confers on the Sponsor all powers, authorities and discretions which are necessary for, or incidental to, the performance of its functions as sponsor. The Company will ratify and confirm all actions which the Sponsor lawfully and properly takes pursuant to this appointment. Each of the Company and the Sponsor agrees to comply with the provisions set out in Schedule 8.

5.3	The Company acknowledges and agrees that the Banks are not responsible for and have not authorised and will not authorise the contents of the Prospectus, the US Prospectus, the Final US Prospectus (if applicable), any Supplementary Prospectus, or any other Relevant Document (except for the information contained in Schedule 7) and that the Banks have not been requested to verify, nor are, nor shall be, responsible for verifying, the accuracy, completeness or fairness of any information in any of the Relevant Documents (or any supplement or amendment to any of the foregoing).

5.4	The Company irrevocably authorises each Initial Underwriter to give to the Registrar and/or Euroclear any instructions consistent with this Agreement and/or the Relevant Documents that it considers to be necessary for, or incidental to, the performance of its functions as sponsor or underwriter (as the case may be).

5.5	The Company confirms the appointment of the Global Co-ordinator and the Joint Bookrunners as the global co-ordinator and joint bookrunners (respectively) for the purposes of co-ordinating the Rights Issue on the terms and in the manner described in the Relevant Documents and upon and subject to the terms and conditions set out in this Agreement.

5.6	The Company confirms the appointment of the Underwriters as underwriters for the purposes of underwriting the Underwritten Shares on the terms and in the manner described in the Relevant Documents and upon and subject to the terms and conditions set out in this Agreement.

5.7	The appointments in Clauses 5.5 and 5.6 confer on the Global Co-ordinator, and each of the Joint Bookrunners and the Underwriters all powers, authorities and discretions which are necessary for, or incidental to, the performance of its functions as global co-ordinator, joint bookrunner or underwriter (including the appointment of such agents and affiliates as it deems appropriate). The Company will ratify and confirm all actions which a Joint Bookrunner, an Initial Underwriter or an Underwriter (or their respective agents or affiliates) lawfully and properly takes pursuant to this appointment.

5.8

Each of the Initial Underwriters severally acknowledges that from the date of this Agreement, and each of the Additional Underwriters severally acknowledges, from the date of its appointment pursuant to Clause 5.13 up until the Relevant Time it will not, and will not cause any of its affiliates to, without the prior consent of the Company, enter into any transaction involving the Nil Paid Rights, the Fully Paid

Rights, Ordinary Shares or derivatives relating thereto (including securities and derivatives which reference any market or sector index) which is intended to directly or indirectly have the economic effect of hedging or otherwise mitigating the economic risk associated with its underwriting commitments under this Agreement (including short selling for their own proprietary trading account, including a short position on the Ordinary Shares associated with the purchase of the Nil Paid Rights or entering into transactions to achieve a substantially market-neutral position). The foregoing restrictions shall not apply to:

5.8.1	transactions that involve any securities or derivatives that reference any existing and established sector or market index, provided that the weighting of the Ordinary Shares in any such sector or market index does not exceed 5 per cent. of such index;

5.8.2	any other transactions relating to ordinary course market making or facilitating client orders;

5.8.3	proprietary positions in the Company’s securities or in derivatives related to the Company’s securities entered into by an Initial Underwriter prior to the date of this Agreement and an Additional Underwriter prior to the date of its appointment pursuant to Clause 5.13; or

5.8.4	the entry into of sub-underwriting arrangements in accordance with this Agreement,

furthermore, for the avoidance of doubt, none of the Underwriters shall be restricted in carrying out transactions for the account of their customers, in customer facilitation transactions or in buying and selling securities of the Company or derivatives related to the Company’s securities.

5.9	Subject to Clauses 5.10, 5.11 and 5.12, each of the Underwriters severally agree with the Company that the Joint Brokers and CSAG (for themselves and on behalf of the other Underwriters) will enter into arrangements in relation to sub-underwriting with (i) any of the Approved Sub-underwriters and (ii) subject to “know-your-customer”, on-boarding and credit risk approval of the relevant Underwriter(s), any other sub-underwriter nominated by the Company, in each case in such amount as may be notified to the Joint Brokers and CSAG (on behalf of the Underwriters) by the Company, after taking into account the reasonable requests of the Initial Underwriters (in connection therewith, and for the avoidance of doubt, any and all requests made by CSSEL or CSAG in order to enable them to comply fully with its or their regulatory obligations will be deemed to be a reasonable request). Each of the Underwriters severally agrees that it will not enter into any other arrangements in relation to sub-underwriting with any sub-underwriter without the prior consent of the Company (such consent not to be unreasonably withheld or delayed). Any sub-underwriting letters with sub-underwriters shall be in a form reasonably acceptable to the Company. In the event that a Joint Broker or CSAG (for themselves and on behalf of the other Underwriters) enters into a sub-underwriting arrangement with a sub-underwriter, the relevant Joint Broker or CSAG (for itself and on behalf of the other Underwriters) agrees that the sub-underwriting letter into which it enters will contain undertakings from the relevant sub-underwriter in a substantially similar form to those set out in Clause 5.8 provided that such sub-underwriting letter need not provide the exceptions for market making and facilitating client orders and may, in addition, include exceptions for:

5.9.1	short-selling activity in the ordinary course of business (which does not take into account that sub-underwriter’s sub-underwriting commitment), either by a fund managed by a sub-underwriter or the relevant sub-underwriter’s fund manager which has not entered into a sub-underwriting commitment, or on a different trading book from a sub-underwriter’s sub-underwriting commitment, provided that the resultant short position is not closed out directly or indirectly using shares acquired by the sub-underwriter by way of fulfilment of its sub-underwriting commitment;

5.9.2	short selling activity to delta hedge existing positions in derivatives related to the Ordinary Shares; or

5.9.3	selling (as part of ordinary course portfolio management undertaken independently from the entry into or the management of any risk arising from the sub-underwriting commitment) Ordinary Shares already held by the sub-underwriter at the date of the sub-underwriting commitment.

5.10	The Sponsor and each of the Underwriters severally agree with the Company that the cost and benefit of any sub-underwriting commitments, including the cost of any sub-underwriting commissions paid to any sub-underwriters, shall be allocated pro rata as between the Underwriters (or, in the case of CSSEL and CSAG, in such proportions as between themselves as they may in their absolute discretion agree). Once an Initial Underwriter (and, in the case of CSSEL and CSAG, taken as a whole) has reached its Minimum Commitment, the cost and benefit of any further sub-underwriting commitments, including the cost of any sub-underwriting commission paid to any sub-underwriters, shall be allocated pro rata between any Additional Underwriters and shall not reduce such Initial Underwriter’s Minimum Commitment. Once an Initial Underwriter (and, in the case of CSSEL and CSAG, taken as a whole) has reached its Minimum Commitment, it may only conduct further sub-underwriting on its own behalf with the Company’s prior consent, such consent not to be unreasonably withheld, and any such further sub-underwriting will reduce its Minimum Commitment accordingly.

5.11	In the event that:

5.11.1	the Company has not, within 14 days from the date of this Agreement, entered into Accession Deed(s) reducing the Initial Proportionate Share of each Initial Underwriter by 40 per cent.; or

5.11.2	the Prospectus has not been approved by the UK Listing Authority and published by 16 September 2013,

the Company shall not withhold its consent unreasonably to the sub-underwriting by any sub-underwriter proposed by one of the Joint Brokers pursuant to a sub-underwriting letter in a form reasonably acceptable to the Company.

5.12	Each Underwriter undertakes to inform the Company if it has actual knowledge that any sub-underwriter who gives an undertaking has breached its obligations under the relevant provision of the sub-underwriting letter, it being understood that no Underwriter shall have any liability to any person for any such breach or other action or omission of any such sub-underwriter.

5.13	The parties agree that after publication of the Rights Issue Launch Announcement the Company will approach institutions with the intention of appointing Additional Underwriters as soon as reasonably practicable following the publication of the Rights Issue Launch Announcement. The Company may appoint any institution as an Additional Underwriter, with such title and with such level of underwriting commitments as the Company may determine in its absolute discretion, and such institution(s) shall become a party hereto with all the authority, rights, powers, duties and obligations of an Underwriter as if originally named as an Underwriter hereunder provided that:

5.13.1	such appointment(s) shall be conditional upon the Company, the Initial Underwriters and such Additional Underwriter(s) executing an Accession Deed, amongst other things, revising the Proportionate Share of each Underwriter on a pro rata basis to reflect the appointment of such Additional Underwriter(s); and

5.13.2	in no circumstances, unless such Initial Underwriter consents in writing, shall the Proportionate Share of CS (aggregated between CSSEL and CSAG), Deutsche Bank, BofAML or Citi as revised following execution of an Accession Deed, be less than 15 per cent. provided that such consent shall not be unreasonably withheld or delayed in respect of, in the opinion of the relevant Initial Underwriter acting in good faith, any immaterial deviation from this threshold.

5.14	The Company and the Initial Underwriters agree that the Initial Underwriters will also enter into any such Accession Deed(s) that the Company and any Additional Underwriter(s) enter into, but failure to do so on the part of the Initial Underwriters shall not invalidate the appointment of any Additional Underwriter(s) pursuant to the applicable Accession Deed.

5.15	The Underwriters agree to provide to the Company for inclusion in the US Prospectus and the Final US Prospectus (if applicable) such information as may be required by Item 508 of Regulation S-K under the Securities Act regarding the Underwriters’ activities regarding the Ordinary Shares, the Rights or the ADSs.

6.	ALLOTMENT

6.1	Subject to:

6.1.1	the formal approval by the UK Listing Authority of the Prospectus by not later than the date on which the Company publishes the Prospectus; and

6.1.2	(i) the UK Listing Authority having granted permission for the New Shares (nil paid and fully paid) to be admitted to the premium listing segment of the Official List; (ii) the London Stock Exchange having granted permission for the New Shares (nil paid and fully paid) to be admitted to trading on its main market for listed securities and (iii) the admission of the Nil Paid Rights and the Fully Paid Rights as a Participating Security in CREST (subject only to the allotment of the New Shares), the Company shall provisionally allot the New Shares (nil paid) no later than the third Dealing Day immediately after the Publication Date (or such later date as may be agreed between the Company and the Initial Underwriters (for themselves and on behalf of the Additional Underwriters)) to all Qualifying Shareholders pursuant to a resolution of the Board. The allotment of the New Shares shall be made upon the terms and subject to the conditions to be set out in the Prospectus and the Provisional Allotment Letter (to the extent that New Shares are to be allotted in certificated form) and on the basis referred to in Clause 6.3 for acceptance and payment in full by not later than 11.00 a.m. on the Acceptance Date. New Shares representing the aggregate of fractions of New Shares shall be provisionally allotted as directed by the Initial Underwriters (for themselves and on behalf of the Additional Underwriters) and dealt with in accordance with Clause 7.

6.2	The Company may only allot and/or issue Nil Paid Rights, Fully Paid Rights, New Shares in relation to Qualifying CREST Holders in certificated form if it has first obtained the prior written consent of the Initial Underwriters (for themselves and on behalf of the Additional Underwriters).

6.3	By not later than 11:59 p.m. on the Notification Date, the Company will confirm the provisional allotments of the New Shares which have been taken up is pursuant to a resolution of the Board and cancel the provisional allotments of the New Shares which have not been taken up. By not later than 7.00 a.m. on the third Business Day after the Notification Date (or such later time and/or date as the Company and the Initial Underwriters may agree), the Company will, pursuant to a resolution of the Board, allot at the Rights Issue Price for cash a number of New Shares equal to the number of New Shares for which provisional allotments were not taken up in favour of the persons who, pursuant to Clauses 8.5 and/or 9.1, are to subscribe for such New Shares save that where any such allotment of Underwritten Shares in favour of the Underwriters pursuant to Clause 9.1, such allotment shall be provisional and subject to the terms set out in Clauses 9.5 to 9.6 inclusive.

6.4	If a Supplementary Prospectus is published by the Company two or fewer days prior to the date specified in the Prospectus as the Acceptance Date (or such later date as may be agreed between the Company and the Initial Underwriters (for themselves and on behalf of the Additional Underwriters)), the parties agree that the Acceptance Date shall be extended to the date which is three Business Days after the date of publication of the Supplementary Prospectus (or such later date as the Company and the Initial Underwriters (for themselves and on behalf of the Additional Underwriters) may agree in writing) and all dates in this Agreement referable to the Acceptance Date shall also be extended mutatis mutandis.

6.5	The New Shares, when issued and fully paid, will rank pari passu in all respects with the existing issued Ordinary Shares (other than with respect to any dividend or distribution with a record date falling before the date of allotment of the New Shares).

7.	PLACING OF FRACTIONAL ENTITLEMENTS

7.1	Immediately following the despatch of the Provisional Allotment Letters and by no later than the third Dealing Day after the Record Date (or such later date as may be agreed between the Initial Underwriters (for themselves and on behalf of the Additional Underwriters) and the Company), the Company shall inform each of CSSEL, Deutsche Bank, BofAML and Citi of the number of New Shares representing the aggregate of fractional entitlements. CSSEL, Deutsche Bank, BofAML and Citi shall (acting as agents for the Company) severally use their reasonable endeavours to procure that all or as many as is reasonably practicable of those Nil Paid Rights are placed at a premium in excess of the expenses of placing (including, without limitation, any applicable brokerage and commissions and any related VAT) no later than the timing set out in Clause 8.5.

7.2	CSSEL, Deutsche Bank, BofAML and Citi shall, no later than the time set out in Clause 8.5, inform the Company and the Receiving Agent of the number of New Shares to be issued to placees procured pursuant to Clause 7.1 (and specifying the number requested to be issued in certificated form and the number requested to be issued in uncertificated form). As soon as reasonably practicable after CSSEL, Deutsche Bank, BofAML and Citi shall have so notified the Company:

7.2.1	the Company shall deliver to CSSEL, Deutsche Bank, BofAML and Citi, as they shall direct, nil paid split Provisional Allotment Letters in respect of those Nil Paid Rights so placed which placees have requested to receive in certificated form, in the names and denominations required by them; and

7.2.2	the Company shall procure that the Receiving Agent instructs Euroclear to credit the stock accounts in CREST (notified by CSSEL, Deutsche Bank, BofAML and Citi) with the number of Nil Paid Rights that they require in respect of those New Shares so placed which placees have requested to receive in uncertificated form, and after the Company has complied with its obligations in Clauses 7.2.1 and 7.2.2, CSSEL, Deutsche Bank, BofAML and Citi (or any of them) shall forthwith account (at the Company’s direction) to either the Receiving Agent or the Company in pounds sterling for the net proceeds of the placing of those Nil Paid Rights that have been placed.

7.3	CSSEL, Deutsche Bank, BofAML and Citi shall have absolute discretion to procure such placees of Nil Paid Rights as they think fit and to determine the number of Nil Paid Rights with which each such placee is issued.

7.4	If the Nil Paid Rights referred to in Clause 7.1 have not been placed on the timing set out in Clause 8.5, they shall be dealt with in accordance with Clauses 8 and 9 (to the extent relevant) as if they were Underwritten Shares not taken up.

8.	NEW SHARES NOT TAKEN UP

8.1	If, by 11.00 a.m. on the Acceptance Date, all the New Shares shall have been taken up, or are subsequently deemed to have been taken up pursuant to Schedule 1, the Underwriters’ obligations under Clauses 8 and 9 shall cease forthwith. If, by 11.00 a.m. on the Acceptance Date, a number of New Shares equal to or exceeding the number of Underwritten Shares shall have been taken up, or are subsequently deemed to have been taken up pursuant to Schedule 1, the Underwriters’ obligations under Clause 9 shall cease forthwith.

8.2	Whether or not any New Share shall have been taken up shall be determined in accordance with the provisions of Schedule 1 and the parties agree to give effect to the provisions of Schedule 1.

8.3	As soon as practicable after 11.00 a.m. on the Acceptance Date and by not later than 11:59 p.m. on the Notification Date, the Company will (or will procure that the Receiving Agent will) notify the Initial Underwriters (for themselves and on behalf of the Additional Underwriters) in writing of the number of New Shares which have not been taken up.

8.4	If any New Shares have not been taken up, the Company undertakes to promptly prepare and file with the Commission, no later than the second Business Day following the Notification Date, a prospectus supplement as required to be filed by the Company pursuant to Item 512(c) of Regulation S-K under the Securities Act for use in connection with any placing of such New Shares pursuant to Clause 8.5 in the United States in the form of New Shares or New ADSs (the “US Prospectus Supplement” and, together with the US Prospectus, the “Final US Prospectus”).

8.5	CSSEL, Deutsche Bank, BofAML and Citi (acting as agent for the Company) will severally use their reasonable endeavours to procure subscriber(s) for New Shares (including, where relevant, in the form of New ADSs) equivalent to the number of New Shares which are not taken up (or, at their discretion, for so many of the New Shares in respect of which subscribers can be found) upon the terms (in so far as the same are applicable) of the Prospectus, the Provisional Allotment Letter and the Final US Prospectus as soon as reasonably practicable after the Notification Date and in any event by not later than 4.30 p.m. on the second Business Day after the Notification Date if an amount which is not less than the total of (a) the Rights Issue Price multiplied by the number of such New Shares for which subscriber(s) are so procured; and (b) the expenses of procurement (including any applicable brokerage and commissions and amounts in respect of VAT which are not recoverable), can be obtained. Any subscribers so procured by CSSEL, Deutsche Bank, BofAML and Citi shall subscribe for the New Shares (including, where relevant, in the form of New ADSs) at the Rights Issue Price or the ADS Subscription Price, as the case may be, and any amount in excess of the Rights Issue Price or the ADS Subscription Price, as the case may be, shall be paid by the subscriber and received by CSSEL, Deutsche Bank, BofAML and Citi on the basis that the same shall be applied in meeting CSSEL’s, Deutsche Bank’s, BofAML’s and Citi’s expenses of procuring such subscription (including any applicable brokerage and commissions and amounts in respect of VAT which are not recoverable) and that any balance remaining shall be received as agent for, and payable to, non-accepting Qualifying Shareholders in accordance with Clause 8.8. CSSEL, Deutsche Bank, BofAML and Citi shall not be obliged to use their respective reasonable endeavours to procure such subscriber(s) and may, at any time on or after the Notification Date, cease or decline to use their respective reasonable endeavours to procure any such subscriber(s) if, in their opinion, it is unlikely that any such subscriber(s) can be so procured by such time and on the terms referred to above whereupon CSSEL, Deutsche Bank, BofAML and Citi shall not be under any obligation to endeavour to procure any such subscriber(s).

8.6	Each of CSSEL, Deutsche Bank, BofAML and Citi severally agrees to comply with the terms of the Selling Restrictions in seeking to procure subscribers for the purpose of Clause 8.5. Subject to compliance with the Selling Restrictions, each of CSSEL, Deutsche Bank, BofAML and Citi shall have absolute discretion to use its reasonable endeavours to procure such subscribers in the manner and otherwise as it thinks fit. CSSEL, Deutsche Bank, BofAML and Citi shall, by agreement between themselves, determine the number of New Shares (including, where relevant, in the form of New ADSs) which each such subscriber acquires.

8.7	CSSEL, Deutsche Bank, BofAML and Citi shall:

8.7.1	by not later than 5.00 p.m. on the second Business Day after the Notification Date inform the Company of the number of New Shares to be issued in each of certificated form and uncertificated form and New ADSs to be issued in uncertificated form to subscribers procured pursuant to Clause 8.5; and

8.7.2	in respect of the amounts received by CSSEL, Deutsche Bank, BofAML and Citi in accordance with Clause 8.5 (and after deduction of the expenses of procuring subscribers, including currency conversion costs and amounts in respect of VAT which are not recoverable), by not later than the fifth Business Day after the Notification Date (such date being the “Rump Settlement Date”) procure payment in pounds sterling to:

(a)	an account notified in writing by the Company to the Initial Underwriters of the Rights Issue Price in respect of the New Shares and the ADS Subscription Price in respect of the New ADS, for which subscribers are procured pursuant to Clause 8.5; and

(b)	to an account notified in writing by the Company to the Initial Underwriters (on behalf of the persons, and in the proportions, referred to in Clause 8.8) of the balance,

against the issue of New Shares or New ADSs, as the case may be, in certificated form in such names and denominations as specified by CSSEL, Deutsche Bank, BofAML and Citi pursuant to sub-clause 8.7.1 above (in respect of the New Shares and the New ADSs, to be issued in certificated form) and subject to Euroclear crediting each of CSSEL’s, Deutsche Bank’s, BofAML’s and Citi’s (or their nominees’) stock accounts in CREST (notified by each of CSSEL, Deutsche Bank, BofAML and Citi) with the number of New Shares and the Depositary crediting CSSEL’s, Deutsche Bank’s, BofAML’s and Citi’s (or their nominees’) accounts in DTC (in each case notified by each of CSSEL, Deutsche Bank, BofAML and Citi) with the numbers of New ADSs specified by CSSEL, Deutsche Bank, BofAML and Citi pursuant to sub-clause 8.7.1 above (in respect of the New Shares and the New ADSs to be issued in uncertificated form).

8.8	The Company shall procure that the Receiving Agent makes payment of the amount received by the Receiving Agent pursuant to Clause 8.7.2(b) to the non-accepting Qualifying Shareholders to whom New Shares were provisionally allotted pro rata to their lapsed provisional entitlements as soon as practicable after receipt (save that individual amounts of less than £5.00 will not be so paid but will be paid to the Company for its own benefit). If the Nil Paid Rights were in certificated form when they lapsed, such payment shall be made to the person whose name and address appears on page one of the Provisional Allotment Letter relating to those Nil Paid Rights. If the Nil Paid Rights were in uncertificated form when they lapsed, such payment shall be made to the person registered as the holder of those Nil Paid Rights when they were disabled in CREST.

8.9	In the absence of any fraud or wilful default by an Underwriter which has been determined by a judgment of a court of competent jurisdiction or binding arbitration to have occurred, that Underwriter shall not be responsible, whether to the Company, any Qualifying Shareholder, any other shareholder or otherwise, for any loss or damage to any person arising from any such transactions as are mentioned in this Clause 8 or for any insufficiency or alleged insufficiency of any dealing price at which subscribers for New Shares or New ADSs may be procured by it or for the timing of any such subscription or for any determination by that Underwriter to cease to endeavour to procure such subscribers.

9.	UNDERWRITING

9.1	If and to the extent that CSSEL, Deutsche Bank, BofAML and Citi are unable to procure subscribers in accordance with Clause 8.5, the Underwriters, each as underwriter, shall, subject to Clause 9.3 to 9.7 inclusive, themselves subscribe (or nominate any of its affiliates), at the Rights Issue Price, for such number of Underwritten Shares as is calculated by subtracting the sum of (a) the number of New Shares taken up in the Rights Issue, and (b) the number of New Shares for which subscribers are procured under Clause 8.5 from the number of Underwritten Shares, provided that such number is positive. The obligations of the Underwriters in this Clause 9.1 are several (and not joint or joint and several) and each Underwriter shall be responsible only for its Proportionate Share of the Underwritten Shares not otherwise taken up as set out below (or, in the event any Additional Underwriters are appointed pursuant to Clause 5.13 as set out in the Accession Deed(s) and notified to the Initial Underwriters from time to time):

CSSEL	15 per cent.

CSAG	10 per cent.

Deutsche Bank	25 per cent.

Citi	25 per cent.

BofAML	25 per cent.

and for the avoidance of doubt no Underwriter shall have any liability or obligation in respect of any default by another.

9.2	Each Underwriter shall, not later than the close of business on the fifth Business Day after the Acceptance Date, pay, or procure payment of, an amount equal to the Rights Issue Price multiplied by the number of Underwritten Shares subscribed for by it (or one of its affiliates) under Clause 9.1 (or for which it has procured allottees) to an account notified in writing by the Company against credit of fully paid securities representing those Underwritten Shares to the uncertificated securities account of such Underwriter (or its affiliate) as notified by it to the Company and the Receiving Agent, including, at the option of such Underwriter (or its affiliate) in the form of New ADSs credited to the account of such Underwriter at DTC. The date that such Securities are credited to the account of the Underwriters shall be the “Delivery Date”. Upon compliance with this Clause 9.2 by the relevant Underwriter, that Underwriter will be under no further liability to the Company.

9.3	Any subscription for Underwritten Shares under Clause 8.5 or Clause 9.1will be made on the terms and conditions and on the basis of the information contained in the Relevant Documents (except as regards the time and method for acceptance and payment) so far as they are applicable, subject to the memorandum and articles of association of the Company and, in the case of any subscription under Clause 9.1, on the terms of this Agreement.

9.4	Each Underwriter irrevocably undertakes not to exercise any withdrawal rights it may have pursuant to section 87Q of the FSMA in respect of any Underwritten Shares for which it, acting in its capacity as Underwriter, subscribes as principal.

9.5	If the issue of Underwritten Shares to an Underwriter pursuant to Clause 9.1 (with CSSEL and CSAG being treated as a single Underwriter for these purposes and references in Clauses 9.5 to 9.7 to an “Underwriter” or a “Relevant Underwriter” shall be construed accordingly) would result in that Underwriter holding a shareholding in the Company in excess of 4.99 per cent. (or such other percentages provided for in respect of a Regulatory Approval as the relevant Underwriter, acting in good faith, determines and notifies in writing to the Company from time to time) of the total share capital of the Company on a fully-diluted basis taking into account the number of shares then held by that Underwriter (the “Relevant Underwriter”), the Relevant Underwriter shall give advance written notice (a “Regulatory Notice”) thereof to the Company no later than the third Dealing Day after the Notification Date and shall specify in such notice whether, as a result of the obligation to obtain the relevant Regulatory Approval in any jurisdiction where the Company conducts banking, insurance and/or other regulated operations or as a result of regulatory prohibitions on holdings above a certain threshold by the Relevant Underwriter in any of the Group Companies (the “Regulatory Approvals” and each a “Regulatory Approval” the Relevant Underwriter elects not to take delivery of the Underwritten Shares to the extent its shareholding in the Company would, for the purposes of the relevant Regulatory Approval, be in excess of 4.99 per cent. or such other percentages provided for in respect of a Regulatory Approval as the Relevant Underwriter, acting in good faith, determines and notifies in writing to the Company from time to time) (the “Excess Shares”). Such Excess Shares shall be provisionally allotted to the Relevant Underwriter in proportion to its commitment set forth in Clause 9.1.

9.6

If a Relevant Underwriter serves the Company with a Regulatory Notice and such notice specifies that the Relevant Underwriter does not elect to take delivery of the Excess Shares, the Relevant Underwriter and the Company shall promptly consult together and attempt to procure sub-underwriters to subscribe for some or all of the Excess Shares by the fifth Dealing Day after the Notification Date. Should it not be possible to find sub-underwriters for all Excess Shares, then on the fifth Dealing Day after the Notification Date, the following shall take place:

9.6.1	the Relevant Underwriter shall take delivery of that number of Underwritten Shares such that its shareholding in the Company does not for the purposes of the relevant Regulatory Approval exceed 4.99 per cent., (or such other percentages provided for in respect of a Regulatory Approval as the Relevant Underwriter, acting in good faith, determines and notifies in writing to the Company) of the total share capital of the Company on a fully-diluted basis;

9.6.2	the Relevant Underwriter shall pay to the Company the Rights Issue Price for: (i) the Underwritten Shares to be taken up by it hereunder (after applying the provisions of Clause 9.5, and this Clause 9.6), and (ii) the Excess Shares, by no later than close of business on the fifth Dealing Day after the Notification Date, and such payment in respect of the Excess Shares shall not be refundable except as, and only to the extent, provided for in Clause 9.6.6 and, for the avoidance of doubt, such refund shall only be made by way of set off as therein provided;

9.6.3	the obligation of the Relevant Underwriter to subscribe for the Excess Shares under this Agreement shall be extended for a period of up to three months after the fifth Dealing Day after the Notification Date or, if such period is extended as provided under Clause 9.6.8, until the end of the extended period;

9.6.4	as soon as possible after the fifth Dealing Day after the Notification Date, the Relevant Underwriters shall seek to obtain, with the assistance and cooperation of the Company, the relevant Regulatory Approvals; wherever appropriate, the Company shall initiate and/or assist in the contacts with the local regulators and use its reasonable efforts to ensure that the relevant Regulatory Approvals are obtained within three months after the fifth Dealing Day after the Notification Date; if this three-month period is extended as provided under Clause 9.6.8, the Company shall continue to assist and cooperate with the Relevant Underwriter so that all relevant Regulatory Approvals are obtained by the end of the extended period;

9.6.5	to the extent that the Relevant Underwriter has not procured subscribers for the Excess Shares, when all Regulatory Approvals shall have been obtained in all relevant countries, the Relevant Underwriter shall send to the Company a notice to announce that an unconditional allotment date shall take place within five Business Days (an “Unconditional Allotment Date”) of such notice; on such Unconditional Allotment Date, the Company shall unconditionally allot and deliver the remaining Excess Shares to the Relevant Underwriter;

9.6.6

if, at any time within the period of three months following the fifth Dealing Day after the Notification Date (or, if such period is extended as provided under Clause 9.6.8, until the end of the extended period), the Relevant Underwriter is able to procure subscribers for all the remaining Excess Shares or a number of Excess Shares representing at least 1 per cent., of the total share capital of the Company then issued and outstanding, the Underwriters shall send the Company a notice to announce that an Unconditional Allotment Date shall take place within five Business Days of such notice; on such

Unconditional Allotment Date, the provisional allotment in respect of the relevant number of Excess Shares in favour of the Relevant Underwriter shall lapse and the Company shall unconditionally allot and issue the relevant number of Excess Shares to the subscribers nominated by the Relevant Underwriter. The issue price paid by the subscribers shall be paid to the Relevant Underwriter for the account of the Company and the Relevant Underwriter may set off the said issue price against the Company’s obligation to refund to the Relevant Underwriter the Rights Issue Price payable under Clause 9.6.2 on the lapse of the provisional allotment as aforesaid. For the avoidance of doubt, in circumstances where said issue price is less than the Rights Issue Price paid in respect of the Excess Shares by the Relevant Underwriter under Clause 9.6.2, the Company shall not be obliged to refund to the Relevant Underwriter the difference between the three amounts, other than in respect of the set-off provided for under this Clause 9.6.6;

9.6.7	if, as a result of obtaining Regulatory Approvals in one or several countries or a determination by the Underwriters, the highest shareholding that each of the Underwriters would be allowed to hold in the Company according to the laws applicable in all remaining countries is higher than 4.99 per cent., (or such other percentage as the Relevant Underwriter, acting in good faith, determines and notifies in writing to the Company from time to time) of the total share capital of the Company on a fully-diluted basis and, hence, the Relevant Underwriter determines it is able to increase the number of Ordinary Shares it holds in the Company, the Relevant Underwriter shall, to the extent that it has not procured subscribers for such Excess Shares, send to the Company a notice to announce that an Unconditional Allotment Date shall take place within five Business Days of such notice; on such Unconditional Allotment Date, the Company shall unconditionally allot and deliver the number of Excess Shares such that the number of Ordinary Shares held by the Relevant Underwriter reaches the highest shareholding allowed by applicable law in the countries in which Regulatory Approvals remain to be obtained or such other level as the Relevant Underwriter determines;

9.6.8	if, on the last day of the three-month period referred to in Clause 9.6.3, all or a number of Excess Shares remain to be allotted and issued, the Company shall unconditionally allot and issue on such day the remaining Excess Shares to the Relevant Underwriter; however, if at that time, the Relevant Underwriter determines that any necessary Regulatory Approval remains to be obtained, the Relevant Underwriter shall inform the Company by notice at least five Business Days prior to the end of the three-month period; in such a case, the period by which all Excess Shares must be issued to the Relevant Underwriter shall be extended by three months, so as to avoid the Relevant Underwriter having to subscribe for the Excess Shares in violation of the regulatory rules applicable in any of those countries; such extension shall be granted a maximum of three times, so that the period by which the Excess Shares shall have to be unconditionally allotted and subscribed for by the Relevant Underwriter shall not exceed twelve months from the fifth Dealing Day after the Notification Date; the Company shall use all reasonable endeavours to assist and cooperate with the Relevant Underwriter so that the Relevant Underwriter is not required to subscribe for the Excess Shares prior to receipt of all necessary Regulatory Approvals; and

9.6.9	as long as any Excess Shares remain to be unconditionally allotted by the Company to the Relevant Underwriter, for the purpose of distributions payable to shareholders of the Company, the Company shall pay or distribute such amounts to the Relevant Underwriter (or a person nominated by the Relevant Underwriter) as will put each of them in the same position as they would have been had they been shareholders of the Company, taking into account all relevant matters (including tax), had there been no delay in the unconditional allotment and/or issue and/or delivery of any Excess Shares to the Relevant Underwriter.

9.7	If the Underwriters collectively determine, acting in good faith, that the maximum percentage shareholding in the Company specified in Clause 9.6 shall apply to the percentage of Ordinary Shares held by each Underwriter on an aggregated and not an individual basis then the provisions of Clause 9.6 shall apply, mutatis mutandis, to the Underwriters as a group in respect of such Underwritten Shares as would result in their aggregate holding of Ordinary Shares in the Company exceeding 4.99 per cent., (or such other percentage as the Underwriters determine, acting in good faith, and notify in writing to the Company from time to time) with each Underwriter’s obligations in Clauses 9.5 and 9.6 in respect of Excess Shares being proportionate to its underwriting commitment set forth in Clause 9.1. The Underwriters shall notify the Company in writing of any determination made pursuant to this Clause 9.7.

9.8	The Underwriters may use the US Prospectus in connection with any resale of Underwritten Shares (including in the form of New ADSs) subscribed for pursuant to Clause 9.1 and the Company agrees to prepare and file with the Commission on a timely basis a prospectus supplement in connection with such sales upon request by any Underwriter and supply such Underwriter with such number of electronic and printed copies in New York and London of the US Prospectus and such prospectus supplement as they may reasonably request on at least two days’ notice. The price at which such Underwritten Shares or New ADSs are offered and sold may be equal to, less than or greater than the Share Subscription Price or the ADS Subscription Price, as the case may be.

10.	COMMISSIONS AND EXPENSES

10.1	The Company shall pay:

10.1.1	to the Initial Underwriters in consideration for their services under this Agreement an aggregate underwriting commission of 1.7 per cent. of the Gross Proceeds (the “Initial Underwriter Commission”) to be paid to each Initial Underwriter in its Initial Proportionate Share. Each Initial Underwriter’s Initial Underwriter Commission shall be reduced in the event that any Additional Underwriters are appointed by such amount as is equal to 1.5 per cent. of the Gross Proceeds multiplied by the difference between its Initial Proportionate Share and its Proportionate Share as reduced by the appointment of such Additional Underwriters;

10.1.2	to the Additional Underwriters in consideration for their services under this Agreement an aggregate underwriting commission of 1.5 per cent. of the Gross Proceeds (the “Additional Underwriter Commission”) to be paid to each Additional Underwriter in its Proportionate Share;

10.1.3	to the Global Co-ordinator in consideration for its services under this Agreement a fee of 0.1 per cent. of the Gross Proceeds (the “Global Co-ordinator Fee”); and

10.1.4	to each of the Joint Brokers in consideration for its services under this Agreement a fee of 0.0075 per cent. of the Gross Proceeds (the “Broking Fee”).

In addition, the Company shall pay to the Sponsor in consideration for its services under this Agreement a fee of GBP 1,553,656 or, if Admission occurs on or after 4 October 2013, GBP 553,656 (the “Sponsor Fee”).

10.2	In the event that Admission does not occur by 3 October 2013 (other than by reason of the Banks’ obligations ceasing and determining pursuant to Clause 2.3 or the termination of this Agreement pursuant to Clause 16.1), the Company shall pay to the Underwriters in aggregate an additional fee (the “Ticking Fee”) of (i) 0.1 per cent. of the Gross Proceeds in respect of all or part of the first seven day period after 3 October 2013, and a further (ii) 0.15 per cent. of the Gross Proceeds in respect of all or part of each seven day period following 10 October 2013, until 7 November 2013. The Ticking Fee shall be divided between the Underwriters in proportion to their Proportionate Shares.

10.3	The Company’s obligation to pay the fees and commissions pursuant to Clauses 10.1 and 10.2 shall be conditional on Admission and the obligations of the Banks under this Agreement having become unconditional and not having been terminated in accordance with their terms prior to Admission.

10.4	The Company shall pay the fees and commissions payable to the Banks pursuant to Clauses 10.1 and 10.2 by not later than the fifth Business Day following the Notification Date. Without prejudice to their right to receive payment directly from the Company pursuant to this Clause 10.4, the Underwriters shall be entitled and are authorised to deduct some or all of such fees (and applicable VAT) and any other fee and any expense (and, in each case, applicable VAT) which the Company has agreed to pay the Banks from any amount otherwise payable by the Banks to Company under this Agreement.

10.5	Subject to Clauses 5.10 and 5.13, it is the responsibility of the Underwriters out of the Underwriting Commissions, provided that they have been paid, to pay any sub-underwriting commissions (being commissions of a total of no less than 0.8 per cent. of the value, at the Rights Issue Price, of the Underwritten Shares being sub-underwritten by a sub-underwriter) payable to such persons (if any) as the Underwriters may procure to subscribe for Underwritten Shares and the Company shall have no obligations or liability whatsoever in respect of any such sub-underwriting commissions.

10.6	In addition to the fees and commissions referred to in Clause 10, the Company shall pay, or reimburse on demand, (whether or not the Banks’ obligations under this Agreement become unconditional or this Agreement is terminated) all costs and expenses of, or in connection with, the Rights Issue, the allotment, issue and delivery of the New Shares and the New ADSs, Admission, this Agreement, any Accession Deeds and the Receiving Agent Agreement. This shall include, but will not be limited to, the New York Stock Exchange, the UK Listing Authority and the London Stock Exchange listing and trading fees, other regulatory fees and expenses, printing and advertising costs, postage, the Receiving Agent’s charges, its own and the Underwriters’ and the Sponsor’s reasonable legal and other out of pocket expenses (including in connection with the registration of the New Shares under the Securities Act and the review and qualification of the Rights Issue by the Financial Industry Regulatory Authority), all accountancy and other professional fees, public relations fees and expenses, and, subject to Clause 10.7, all Tax including for the avoidance of doubt all Transfer Tax which is paid or payable by the Underwriters or their agents. The Company shall, immediately on request, pay or reimburse the Initial Underwriters or the Sponsor the amount of any out of pocket expenses which are to be borne by the Company under this Clause 10.6 and which they have paid, such payments being subject (with the exception of the Underwriters’ and Sponsor’s legal fees and disbursements) to a maximum limit of GBP 200,000 for the Underwriters in aggregate.

10.7	Clause 10.6 shall not apply to:

10.7.1	any Transfer Tax payable in respect of transfers of, or agreements to transfer, New Shares or New ADSs subsequent to any such New Shares or New ADSs having been acquired by Ordinary Shareholders or subscribers procured by the Underwriters as agent pursuant to Clause 8.5 or the Underwriters pursuant to Clause 9.1;

10.7.2	any Transfer Tax arising pursuant to sections 67, 70, 93 or 96 of the Finance Act 1986; or

10.7.3	any Taxes imposed on or calculated by reference to the actual net income, profits or gains of any of the Underwriters or their agents or any Ordinary Shareholder or subscriber.

References in Clause 10.6 and this Clause 10.7 to New Shares include Nil Paid Rights, Fully Paid Rights and any interest in, or rights to allotment of, New Shares.

10.8	Where pursuant to Clause 10.6 or Clause 14 a sum (a “Relevant Sum”) is to be paid or reimbursed to the Underwriters in respect of any cost or expense paid or incurred by the Underwriters and that cost or expense includes an amount in respect of VAT (the “VAT Element”), the Company shall pay an amount to the Underwriters in respect of the VAT Element that shall be determined as follows:

10.8.1	if the Relevant Sum constitutes for VAT purposes reimbursement of the consideration for the goods or services supplied to the Underwriters including where the Underwriters act as agent for the Company and are treated as receiving and making a supply in accordance with section 47(3) of the Value Added Tax Act 1994), a sum equal to the proportion of the VAT Element the Underwriters certify as representing irrecoverable input tax in the hands of the Underwriters; and

10.8.2	if the Relevant Sum constitutes for VAT purposes the reimbursement of a disbursement incurred by the Underwriters as agents for the Company (excluding where the Underwriters act as agent for the Company and are treated as receiving and making a supply in accordance with section 47(3) of the Value Added Tax Act 1994), a sum equal to the whole of the VAT Element, and the Underwriters shall use reasonable endeavours to procure that the relevant third party making the supply issues a valid invoice in respect of the Relevant Sum to the Company.

10.9	Any fee or commission payable under Clause 10.1 or Clause 10.2, or other amount payable by the Company under this Agreement, shall be exclusive of any applicable VAT, and if any such VAT is or becomes chargeable in respect of a supply made under or pursuant to this Agreement the Company shall pay an amount equal to such VAT (in addition to the fee, commission or amount in question) against receipt of a valid VAT invoice.

11.	RESTRICTIONS ON ACTIONS AND ANNOUNCEMENTS

11.1	The Company undertakes that it will not (and the Company will use reasonable endeavours to procure that no other Group Company will) at any time prior to the earlier of the Rump Settlement Date and the Underwriters’ obligations ceasing in accordance with Clause 2 or Clause 16, without the Initial Underwriters’ (for themselves and on behalf of the Additional Underwriters) prior written consent (such consent not to be unreasonably withheld or delayed) make any public announcement in relation to the Company, the Group, Admission or the Rights Issue or otherwise relating to the assets, liabilities, profits, losses, financial or trading condition or prospects of the Company or the Group or relating to any matters, events or circumstances which may be necessary to be made known to the public in order to enable the shareholders and holders of other securities of the Company and the public to appraise the position of the Company or to avoid the establishment of a false market in its securities, either individually or jointly with any other person (including, without limitation, any matter whatsoever which would require notification by the Company to a Regulatory Information Service in accordance with the provisions of the Listing Rules or as otherwise required under the rules of the New York Stock Exchange or the Commission), provided that the foregoing provisions shall not apply to any such public announcement if and to the extent that it is required by law or regulation (including the Listing Rules, the Disclosure and Transparency Rules, the Admission and Disclosure Standards and section 118, sections 118A to 118C inclusive and section 397 of FSMA) or by the FCA or the PRA or the Commission or the New York Stock Exchange or under the Regulations or the rules, practices and procedures laid down by Euroclear, provided that prior to the making or despatch thereof the Company shall (where practicable) consult with the Initial Underwriters as to the content, timing and manner of making or despatch thereof, taking account the reasonable requests of the Initial Underwriters in connection therewith.

11.2	The Company agrees that, in case of Clause 11.2.1 between the date hereof and the Rump Settlement Date, and in the case of Clauses 11.2.2 to 11.2.5, between the date hereof and the date which is 90 days after, as appropriate, the Acceptance Date or, if earlier, the date that the Sponsor’s and the Banks’ obligations under this Agreement cease in accordance with Clause 2 or Clause 16, it will not, without the prior written consent of the Initial Underwriters (for themselves and on behalf of the Additional Underwriters):

11.2.1	undertake any consolidation or sub-division of its share capital or any capitalisation issue;

11.2.2	directly or indirectly, offer, issue, pledge, sell, lend, contract to sell, issue or sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, deposit into any depositary receipt facility or otherwise transfer or dispose of any Ordinary Shares (or any interest therein or in respect of) or any securities convertible into or exercisable or exchangeable for or representing a right to receive Ordinary Shares, substantially similar securities or any other interest therein or file any registration statement under the Securities Act with respect to any of the foregoing;

11.2.3	otherwise enter into any transaction (including any derivative transaction) directly or indirectly, permanently or temporarily, to dispose of Ordinary Shares;

11.2.4	enter into any swap, forward sale, option or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap, forward sale, option, agreement or transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise; or

11.2.5	announce publicly any intention to enter into any transaction described in Clauses 11.2.1 to 11.2.4 (inclusive).

The foregoing sentence shall not apply to (a) any securities issued or purchased for the purposes of raising or retiring Additional Tier 1 Capital or Tier 2 Capital for the Company or the Group, provided, in the case of Additional Tier 1 Capital, that the Company gives prior notice to the Initial Underwriters, where reasonably practicable, of any such intended issuance or purchase; (b) any Ordinary Shares issued by the Company upon exercise of an option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Prospectus; (c) any Ordinary Shares issued or options or awards to subscribe for Ordinary Shares granted pursuant to (aa) employee benefit plans of the Company disclosed in the Prospectus, or (bb) dividend reinvestment arrangements or other scrip dividend arrangements, in each case in accordance with normal practice; or (d) any securities issued to a vendor as consideration for an acquisition provided that the Company procures that the vendor shall be subject to an undertaking in a substantially similar form to that set out in this Clause in respect of such securities received as consideration. For the purposes of this Clause, the terms “Additional Tier 1 Capital” and “Tier 2 Capital” shall have the meaning set out in the Capital Requirements Directive IV taking into account the relevant transitional provisions.

11.3	The Company undertakes to make all such announcements concerning the Rights Issue as shall be necessary to comply with the Listing Rules, the Disclosure Rules and Transparency Rules, the Prospectus Rules, the Admission and Disclosure Standards and section 118, sections 118A to 118C inclusive of the FSMA and Part 7 of the FSA, the rules of the New York Stock Exchange or the Commission or which the Initial Underwriters, acting in good faith, otherwise reasonably considers to be necessary or desirable in the context of the Rights Issue or the underwriting of the Underwritten Shares or Admission and the Initial Underwriters shall be entitled to make any such announcement if the Company fails (in the opinion of the Initial Underwriters acting in good faith) promptly to fulfil its obligations under this Clause 11.3.

11.4	The Company shall not cause or permit (and shall procure that no other Group Company nor any of its respective directors, officers, employees or agents shall cause or permit) any event to occur or omit to do anything between the date of this Agreement and the Rump Settlement Date or, if earlier, the date that the Sponsor’s and the Banks’ obligations under this Agreement cease in accordance with Clause 2 or Clause 16, which would make any statement in Schedule 3 untrue, inaccurate or misleading if, in such case, such statement were repeated at such date by reference to the facts and circumstances then exiting.

12.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

12.1	The Company represents, warrants and undertakes to each Initial Underwriter and the Global Co-ordinator that each statement set out in Part A of Schedule 3 is true and accurate and not misleading on the date of this Agreement.

12.2	In the opinion of the Initial Underwriters, acting in good faith, if a significant new factor arises between the date hereof and Admission which the Initial Underwriters consider, acting jointly and in good faith, singly or in the aggregate to be (i) material in the context of the Rights Issue or the underwriting of the Underwritten Shares or Admission or any of the transactions contemplated by this Agreement, or (ii) such as to make it impracticable or imprudent to proceed with Admission, the Rights Issue or the underwriting of the Underwritten Shares (a “Significant New Factor”) then the Company agrees it will:

12.2.1	consult with the Initial Underwriters and, if required in order to enable Ordinary Shareholders and the public to appraise the position of the Company, to correct a misleading impression or otherwise avoid the establishment of a false market in the Company’s securities, make an announcement through a Regulatory Information Service regarding the Significant New Factor (such announcement to be in a form to be agreed with the Initial Underwriters (such agreement not to be unreasonably withheld or delayed)) and, if the Significant New Factor arises after the publication of the Prospectus, publish a supplementary prospectus containing the information included in any such announcement, provided that none of the foregoing shall prevent the Company from complying with its obligations required by law or regulation (including the Listing Rules, the Disclosure and Transparency Rules, the Admission and Disclosure Standards, FSMA, FSA, the PRA, the Commission, the New York Stock Exchange, under the Regulations or the rules, practices and procedures laid down by Euroclear); and

12.2.2	if the Significant New Factor arises prior to the Publication Date, include information relating to the Significant New Factor in a form to be agreed with the Initial Underwriters acting jointly and in good faith (such agreement not to be unreasonably withheld or delayed) in the Prospectus, and, in either case, consult with the Initial Underwriters and take such other actions prior to Admission as the Company and the Initial Underwriters (acting for themselves and on behalf of the Additional Underwriters) agree, each of the Company and the Initial Underwriters acting in good faith, so that the Rights Issue (as amended) can proceed (each an “Action”) including, without limitation, altering the Rights Issue Price or other terms of the Rights Issue provided that such Action shall not result in (i) the Rights Issue Price being altered to a price per Ordinary Share which represents a discount of more than 34.9 per cent. to the theoretical ex-rights rights price per Ordinary Share by reference to the closing price per Ordinary Share on the Dealing Day of any announcement made pursuant to Clause 12.2.1 (or if such announcement is made after the commencement of trading on the London Stock Exchange on any given day, by reference to the closing price per Ordinary Share on the next Dealing Day immediately following the date of such announcement) or (ii) the gross proceeds of the Rights Issue being less than GBP 5.95 billion, it being understood that if the parties cannot agree or the Company decides not to take any such Action, the Underwriters shall be entitled to treat it as a failure by the Company to comply with its obligations under this Agreement permitting the Underwriters to terminate this Agreement pursuant to Clause 2.1.5 but, for the avoidance of doubt, without any liability on the part of the Company for such decision not to take any such Action. For the purposes of this Clause 12.2, the term “significant” means significant for the purposes of making an informed assessment of (1) the assets and liabilities, financial position, profits and losses, and prospects of the Company and (2) the rights attaching to the Ordinary Shares. In circumstances where a Significant New Factor has arisen, the parties agree that the provisions of this Clause 12.2 shall apply. For the avoidance of doubt, none of the foregoing shall in any way prejudice any and all of the rights of the Banks to exercise any of their rights under Clauses 2 and 16.

12.3	The Warranties in Part A of Schedule 3 shall be repeated for the benefit of each Underwriter and the Global Co-ordinator and given, and the Company shall represent, warrant and undertake to each Underwriter and the Global Co-ordinator that each statement set out in Part B of Schedule 3 is true and accurate and not misleading:

12.3.1	on the date of publication of the Prospectus;

12.3.2	on the date of the US Prospectus;

12.3.3	on the date of the Final US Prospectus (if applicable);

12.3.4	immediately before Admission;

12.3.5	at the date of publication of any Supplementary Prospectus;

12.3.6	on the Acceptance Date;

12.3.7	at the Time of Sale; and

12.3.8	on the Delivery Date,

each a “Specified Date”, in each case by reference to the facts and circumstances then existing and provided that on each of the dates referred to above each statement set out in Schedule 3 (except, for the avoidance of doubt, those statements in Part A of Schedule 3 when given on the date of this Agreement) will be deemed to be qualified by any matter fairly disclosed in the Prospectus, the US Prospectus, any Supplementary Prospectus, the Final US Prospectus (if applicable) as supplemented by any prospectus supplement to the extent that such document is published by or on behalf of the Company on or before such date.

12.4	The Company acknowledges that each of the Banks is entering into this Agreement in reliance on such Warranties. Each representation, warranty and undertaking shall be construed separately and shall not be limited or restricted by reference to or inference from the terms of any other representation, warranty and undertaking or any other term of this Agreement. Warranties shall be deemed to be given under this Clause in relation to the relevant document, announcement or event on the basis that any reference in any such Warranty to something being done or something being the case in relation to such document, announcement or event which is expressed in the future tense shall be regarded, to the extent the context requires, as being expressed in the present tense.

12.5	The Company shall promptly notify the Initial Underwriters (for themselves and on behalf of the Additional Underwriters) (giving reasonable details) if it comes to the knowledge of the Company or any Director prior to the earlier of the Delivery Date and the date on which the Banks’ obligations under this Agreement cease in accordance with Clause 2 and Clause 16 that (a) any Warranty was (or the Company or the relevant Director reasonably believes it may have been) breached, untrue, inaccurate or misleading at the date it was given; or (b) any Warranty which relates to a fact, matter or event after such statement was given will or is reasonably likely to prove to be untrue, inaccurate or misleading at the date it was given; or (c) any Warranty would be breached or untrue, inaccurate or misleading if repeated by reference to the facts and circumstances existing at any time during the period referred to in Clause 12.3; or (d) if the Company is in breach of any of its obligations under this Agreement.

12.6	The Company agrees that the Underwriters who subscribes for Underwritten Shares shall, in addition to any other rights and remedies it may have, be entitled to the same remedies and rights of action against the Company, and to the same extent, as any person who acquires any New Shares pursuant to the Rights Issue on the basis of the Prospectus and the Provisional Allotment Letter.

12.7	References in this Agreement to a representation, warranty or undertaking being (or not being) true and accurate “in any material respect” or “in all material respects” (or similar expressions) shall mean material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission.

12.8	The Warranties referred to in this Clause 12 shall remain in full force and effect notwithstanding completion of all matters and arrangements referred to in, or contemplated by, this Agreement.

12.9	Where any of the Warranties are qualified by reference to awareness and/or knowledge and/or information and/or belief, that reference shall be deemed to include a statement to the effect that in respect of any Warranty it has been given after making due and careful enquiries within the Group.

12.10	Each Bank, severally and not jointly or jointly and severally, represents and covenants with the Company that, unless such Bank has obtained or will obtain, as the case may be, the prior written consent of the Company (not to be unreasonably withheld or delayed), such Bank has not and will not use any Issuer Free Writing Prospectuses or any Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act.

12.11	The Company will not use, authorise, approve, refer to or file any Issuer Free Writing Prospectus to which the Initial Underwriters (for themselves and on behalf of the Additional Underwriters), acting in good faith, object.

12.12	The Company will use its reasonable efforts, in cooperation with the Banks, to qualify the New Shares and New ADSs for offering and sale under the applicable securities laws of such states and other jurisdictions in the United States as the Banks may designate and to maintain such qualifications in effect for as long as may be required for the distribution of the New Shares and New ADSs provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

12.13	The Company has furnished or will furnish to each Bank one conformed copy of the Registration Statement and the ADS Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the US Prospectus and the Final US Prospectus (if applicable)), whether filed before or after the Registration Statement or the ADS Registration Statement became effective, and conformed copies of all consents and certificates of experts.

12.14

If at any time prior to the date which is six months after the date hereof (the “Expense Deadline”), a prospectus is required by the Securities Act to be delivered in connection with sales of the New Shares or New ADSs (including by the Banks in connection with any resale of Underwritten Shares (including in the form of New ADSs) subscribed for pursuant to Clause 9.1) and if at such time any event shall have occurred or condition exist as a result of which it is necessary to amend the Registration Statement or amend the ADS Registration Statement or amend or supplement the US Prospectus or the Final US Prospectus (if applicable), in each case as then amended or supplemented, in order that the US Prospectus or the Final US Prospectus (if applicable) in each case as then amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement or amend the ADS Registration Statement or amend or supplement the US Prospectus or the Final US Prospectus (if applicable), in each case as then amended or supplemented, in order to comply with the requirements of the Securities Act, the Company will promptly prepare and file with the Commission such amendments or supplements as may be necessary to correct such untrue statement or omission or to make the Registration

Statement, the ADS Registration Statement, the US Prospectus or the Final US Prospectus (if applicable) comply with such requirements, and the Company shall furnish to each Bank such number of written and electronic copies of such amendment or supplement as such Bank may reasonably request; and in case any Bank is required by the Securities Act to deliver a prospectus in connection with sales of the New Shares or New ADSs after the Expense Deadline, upon the request but at the expense of such Bank, the Company shall prepare and deliver to such Bank such number of written and electronic copies as such Bank may reasonably request of an amended or supplemented US Prospectus complying with Section 10(a)(3) of the Securities Act.

12.15	The Company will, while the completion of the distribution of any New Shares or New ADSs is pending (including by the Banks in connection with any resale of Underwritten Shares (including in the form of New ADSs) subscribed for pursuant to Clause 9.1), notify each of the Underwriters promptly, and confirm the notice in writing, of:

12.15.1	the effectiveness of any amendment to the Registration Statement or the ADS Registration Statement;

12.15.2	the filing with the Commission of any supplement to the U.S. Prospectus, the Final U.S. Prospectus (if applicable) or any document to be filed pursuant to the Exchange Act;

12.15.3	the receipt of any comments from the Commission with respect to the Registration Statement, the ADS Registration Statement, the US Prospectus, the Final US Prospectus (if applicable) or any supplement to the US Prospectus or the Final US Prospectus (if applicable);

12.15.4	any request by the Commission for any amendment to the Registration Statement or the ADS Registration Statement or any amendment or supplement to the US Prospectus or the Final US Prospectus (if applicable) or for additional information; and

12.15.5	the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, or notice of the initiation of any proceedings for that purpose.

12.16	The Company will make every reasonable effort to maintain the effectiveness of the Registration Statement, including by means of filing a post-effective amendment, when necessary, and to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

12.17	The Company undertakes to use its reasonable endeavours to obtain the permission of the New York Stock Exchange for the listing of the New Shares and the New ADSs.

12.18	The Company will comply with the Deposit Agreement to enable the Depositary to issue and deliver ADRs evidencing any New ADSs to the Underwriters at the times provided in this Agreement.

12.19	The Company confirms that it will instruct the Receiving Agent to act as receiving agent in connection with the Rights Issue and as Registrar in relation to the Nil Paid Rights and the Fully Paid Rights and to perform the obligations assigned to it under the Relevant Documents, the Provisional Allotment Letters, the Receiving Agent Agreement and this Agreement as receiving agent and will provide the Receiving Agent with all necessary authorisations, information and instructions to enable the Receiving Agents to perform its duties thereunder.

13.	EXCLUSIONS OF LIABILITY

13.1	Without prejudice to Clause 13.2, no claim shall be made by the Company or any of its subsidiary undertakings, affiliates or associates, or any of the directors, officers or employees of any of them in any jurisdiction against any Indemnified Person to recover any Loss or Claim suffered or incurred by any person and which arises out of the carrying out by any Indemnified Person of obligations or services in connection with the Rights Issue, Admission, the underwriting of the Underwritten Shares, or the arrangements contemplated by the Relevant Documents, this Agreement, any Accession Deed, the Receiving Agent Agreement or any other agreement relating to the Rights Issue or Admission (or any amendment or supplement to any of them) (otherwise than in connection with the matters referred to in 14.2.1, 14.2.2, 14.2.3, 14.2.4 and 14.2.6 and otherwise than as a result of a payment made or an obligation or liability to make payment arising under Clause 14.1) except to the extent only that the Loss or Claim is (i) as a result of a material breach of the Agreement by the Sponsor (solely in its capacity as sponsor) other than where such material breach arises by consequence of the Sponsor performing its obligations as sponsor under Chapter 8 of the Listing Rules as determined by the FCA; or (ii) determined by a judgment by a court of competent jurisdiction or binding arbitration to have resulted from the fraud, gross negligence or wilful default of the relevant Indemnified Person.

13.2	The Company agrees that no Indemnified Person is acting as a financial adviser or fiduciary to the Company or any other person in providing the services contemplated in this Agreement or in respect of the timing, terms, structure or price of the Rights Issue, irrespective of whether any such Indemnified Person has provided input to the Company with respect thereto. No claim shall be made by the Company, or any of its subsidiary undertakings, affiliates or associates or any of the directors, officers or employees of any of them against any Indemnified Person in respect of the timing, terms or structure of the Rights Issue, including the setting of the Rights Issue Price at a level that is too high or too low. Nothing in this Clause shall exclude or restrict any duty or liability of any Indemnified Person which it has under the FSMA or arrangements for regulating any such Indemnified Person thereunder to any extent prohibited by those arrangements. It is acknowledged by all parties that:

13.2.1	subject to compliance by the relevant Indemnified Persons with the rules of the FCA and the PRA, the Indemnified Persons may be engaged in a broad range of transactions that involve interests that differ from those of the Company or any other person;

13.2.2	no Indemnified Person has advised the Company or any other person as to any general financial or strategic advice or any legal, tax, investment, accounting or regulatory matters in any jurisdiction;

13.2.3	the Company and its subsidiary undertakings, affiliates, associates and any of the directors, officers or employees of any of them have consulted their own legal, tax, investment, accounting or regulatory advisers to the extent they deem appropriate; and

13.2.4	no Indemnified Person shall have any responsibility to the Company or any other person with respect thereto.

13.3	Notwithstanding any rights or claims which the Company or any of its respective subsidiary undertakings, affiliates or associates or any of the directors, officers or employees of any of them may have or assert against any of the Banks in connection with the Rights Issue, the underwriting of the Underwritten Shares or Admission or the arrangements contemplated by any of the Relevant Documents, this Agreement, any Accession Deed, the Receiving Agent Agreement or any other agreement relating to the Rights Issue (or any amendment or supplement to any of them), no claim will be brought by the Company or any of its respective subsidiary undertakings, affiliates or associates or any of the directors, officers or employees of any of them against any director or any other officer and/or employee of any Indemnified Person in respect of any conduct, action or omission by the individual concerned in connection with the Rights Issue, the underwriting of the Underwritten Shares or Admission, or the arrangements contemplated by any of the Relevant Documents, this Agreement, the Receiving Agent Agreement or any other agreement relating to the Rights Issue (or any amendment or supplement to any of them).

14.	INDEMNITIES

14.1	Each Bank severally and not jointly agrees to fully and effectively indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement (including its authorised representative), and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any and all Loss or Claim, as incurred, but only with respect to any Loss or Claim arising out of any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or the Relevant Documents (or any amendment or supplement to any of them) in reliance upon and in conformity with the information in relation to itself set out in Schedule 7 or in a schedule to an Accession Deed expressly for use in the Registration Statement (or any amendment thereto) or the Relevant Documents (or any amendment or supplement to any of them).

14.2

The Company agrees to fully and effectively indemnify and hold harmless each Indemnified Person (and whether or not any Loss or Claim is suffered or incurred or arises in respect of circumstances or events existing or occurring on or after the date of this Agreement and regardless of the jurisdiction in which such Loss or Claim is suffered or incurred) from and against any and all Losses or Claims, whatsoever, as incurred, if such Losses or Claims, arise, directly or indirectly, out of, or are attributable to, or connected with, anything done or omitted to be done by any person (including by the relevant Indemnified Person), in connection with the Rights Issue, Admission, the offering of the New Shares, the underwriting of the Underwritten Shares, the arrangements contemplated by the Relevant Documents, or this Agreement, any Accession Deed, the Receiving Agent Agreement or any other agreement relating to the Rights Issue or Admission (or any amendment or supplement to any of them), including but not limited to any or all of the following:

14.2.1	any and all Losses or Claims whatsoever arising out of any of the Relevant Documents (or any amendment or supplement thereto) not containing or fairly presenting, or being alleged not to contain or not to fairly present, all information required to be contained therein, or arising out of any untrue or inaccurate statement or alleged untrue or inaccurate statement of a material fact contained in the Relevant Documents (or any amendment or supplement to any of them), or the omission or alleged omission therefrom of a fact necessary in order to make the statements therein not misleading, or any statement therein being or being alleged to be in any respect not based on reasonable grounds, in the light of the circumstances in which they were made; and/or

14.2.2	against any and all Losses and Claims whatsoever arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the ADS Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in the Relevant Documents (or any amendment or supplement to any of them), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

14.2.3	any and all Losses or Claims whatsoever arising out of any breach or alleged breach by the Company, or any of the Directors, of any of its or his or her obligations (including, in the case of the Company, the Warranties), in this Agreement or any other agreement to be entered into by any of them in connection with the Rights Issue, Admission or the arrangements contemplated by any of the Relevant Documents or this Agreement or any other agreement relating to the Rights Issue or Admission; and/or

14.2.4	any and all Losses or Claims whatsoever, as incurred, in connection with, or arising out of the issue, publication, distribution or approval of any of the Relevant Documents (or any amendment or supplement to any of them) and/or any other documents or materials in connection with the Rights Issue and/or Admission; and/or

14.2.5	any and all Losses or Claims whatsoever in connection with or arising out of any failure or alleged failure by the Company, any of the Directors or any of its or his or her agents, employees or advisers (other than the relevant Indemnified Person) to comply with the FSA, the FSMA, the Companies Act, the Listing Rules, the Prospectus Rules, the Disclosure and Transparency Rules, the rules and regulations of the London Stock Exchange and the Admission and Disclosure Standards or any other legal or regulatory requirements in relation to the Rights Issue, Admission or the application for approval of the Prospectus in any jurisdiction or the arrangements contemplated by any of the Relevant Documents or this Agreement, any Accession Deed, the Receiving Agent Agreement or any other agreement relating to the Rights Issue (or any amendment or supplement to any of them); and/or

14.2.6	the issue of the New Shares, the Nil Paid Rights or the Fully Paid Rights or the dispatch of any share certificates in respect of any them,

14.2.7	any and all Losses or Claims whatsoever, as incurred, suffered or incurred by such Indemnified Person (in the case of each of the Sponsor only) in its capacity as sponsor to the Company’s application for Admission; and/or

14.2.8	any and all Losses or Claims in connection with or arising out of the carrying out (whether as agent to the Company or otherwise) by an Indemnified Person of any of its obligations or services under or in connection with this Agreement, the Rights Issue or Admission either before, on or after the date of this Agreement, provided that an Indemnified Person will not be entitled to any indemnity under this Clause 14.2 in relation to any Loss or Claim if, and then only to the extent that, the Loss or Claim concerned is a Loss or Claim:

(a)	in relation to any matters set out in Clauses 14.2.4 (in respect only of distribution of any of the Relevant Documents (or any amendment or supplement to any of them) and/or any other documents or materials in connection with the Rights Issue and/or Admission), 14.2.5, 14.2.7, 14.2.8 only, arises, as determined in a judgment by a court of competent jurisdiction or binding arbitration resulting from the fraud, gross negligence or wilful default of that Indemnified Person or a material breach by the Sponsor (solely in its capacity as Sponsor) other than where such material breach arises by consequence of the Sponsor performing its obligations as sponsor under Chapter 8 of the Listing Rules as determined by the FCA;

(b)	if and to the extent arising out of a decline in the market value of the Ordinary Shares suffered or incurred by an Indemnified Person as a result of it subscribing for Underwritten Shares pursuant to Clause 9.1, save to the extent such decline is caused by or results from or is attributable to or would not have arisen but for (in each case, directly or indirectly) (y) the neglect or default of the Company, including without limitation, in relation to the contents, publication, issue or distribution of the Relevant Documents, or any of them, or any breach by the Company of any of its obligations under this Agreement, including any of the Warranties, undertakings and covenants, any Accession Deed, the Receiving Agent Agreement or any other agreement relating to the Rights Issue (or any amendment or supplement to any of them) or (z) any of the matters referred to in Clause 14.2.1;

(c)	if and to the extent arising out of any untrue or inaccurate statement or omission or alleged untrue or inaccurate statement or omission made in reliance upon and in conformity with such written information furnished to the Company by an Underwriter and relating to such an Underwriter expressly for use in the Relevant Documents as is set out in Schedule 7;

(d)	in respect of VAT except to the extent that such VAT is irrecoverable and has not been reimbursed or paid by the Company under Clause 10.8 or Clause 10.9;

(e)	in respect of any Transfer Tax that has already been reimbursed under Clause 10.6 or would have been but for an exclusion thereto; or

(f)	in respect of any Tax imposed on or by reference to an Indemnified Person’s actual net income, profits or gains.

14.3	Each Underwriter will and will use reasonable endeavours to procure that its Indemnified Persons shall give notice as promptly as reasonably practicable to the Company of any action commenced against such Indemnified Person after receipt of a written notice of any Claim or the commencement of any action or proceeding in respect of which a claim for indemnification may be sought under this Clause 14, and shall also keep the Company informed of material developments relating to such action insofar as may be consistent with the terms of any relevant insurance policy and provided that to do so would not, in such Indemnified Person’s view (acting in good faith), be prejudicial to it (or to any Indemnified Person connected to it) or to any obligation of confidentiality or other legal or regulatory obligation which that Indemnified Person owes to any third party or to any regulatory request that has been made of it, but failure to so notify the Company or keep the Company informed shall not relieve the Company from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve the Company from any liability which it may have otherwise than on account of the indemnity set out in this Clause 14.

14.4	The Company agrees that if it becomes aware of any Claim relevant for the purposes of this Clause 14 or any matter which may give rise to a Claim, it shall, subject to any duties of confidentiality and insofar as may be consistent with the terms of any relevant insurance policy, promptly notify the Initial Underwriters (for themselves and on behalf of the Additional Underwriters) thereof and provide them with such information and copies of such documents relating to the Claim as the Initial Underwriters (for themselves and on behalf of the Additional Underwriters) may reasonably request.

14.5	The Company shall not be liable for fees and expenses of more than one legal adviser (in addition to any local legal advisers) separate from its own legal advisers for all Indemnified Persons in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, provided always that the Company will bear the properly incurred fees, costs and expenses of additional counsel for an Indemnified Person if:

14.5.1	the Indemnified Person elects to assume a defence themselves;

14.5.2	the use of the same counsel would present such counsel with a conflict of interest;

14.5.3	the Indemnified Person reasonably concludes that there may be legal defences available to it that are different from or additional to those available to the Company and/or another Indemnified Person;

14.5.4	the use of separate counsel is required by the insurers of the Indemnified Person;

14.5.5	the Company authorises the Indemnified Person to employ separate counsel at the expense of the Company; or

14.5.6	the Indemnified Persons’ insurers confirm that rights under its policies of insurance may be prejudiced.

14.6	The Company shall not, without the prior written consent (such consent not to be unreasonably withheld or delayed) of the relevant Indemnified Persons, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Clause 14 or Clause 15 (whether or not the Indemnified Persons are actual or potential parties thereto), unless such settlement, compromise or consent:

14.6.1	includes an unconditional release of each Indemnified Person from all liability arising out of such litigation, investigation, proceeding or claim; and

14.6.2	does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

14.7	Each Indemnified Person which is not a party to this Agreement will have the right, under the Contracts (Rights of Third Parties) Act 1999, to enforce its rights against the Company under this Clause 14 as amended from time to time provided that the relevant Underwriter will have the sole conduct of any action to enforce rights on behalf of the Indemnified Persons connected to it. Save as set out above and other than in respect of Clause 15, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

14.8

The Company will promptly notify each of the Banks of any limitation (whenever arising) on the extent to which the Company and/or any of its respective subsidiary undertakings, affiliates, or associates may claim against any third party or parties and/or of any waiver or release of any right of the Company to so claim (each a “Limitation”) in respect of anything which may arise, directly or indirectly, out of or is based upon or is in connection with the Rights Issue, the offering of the New Shares, the underwriting of the Underwritten Shares or Admission or the arrangements contemplated by any of the Relevant Documents, this Agreement, the Receiving Agent Agreement or any other agreement relating to the Rights Issue (or any amendment or supplement to any of them), by any of the Banks or on its or their behalf. Where any damage or loss is suffered by the Company for which any Indemnified Person would otherwise be jointly or jointly and severally liable with any third party or third parties to the Company, or any of its relevant subsidiary undertakings, affiliates, or associates, the extent to which such damage or loss will be recoverable from the Indemnified Person shall be limited so as to be in proportion to the contribution of the Indemnified Person to the overall fault for such damage or loss, as agreed between the parties, or, in the absence of agreement, as determined by a court of competent jurisdiction, but in any event, the Indemnified Person shall have no greater liability than if the Limitation did not apply.

14.9	The degree to which any Indemnified Person shall be entitled to rely on the work of any adviser to the Company or any other third party will be unaffected by any Limitation (as defined in Clause 14.8) which the Company may have agreed with any third party.

14.10	Nothing in this Agreement is intended to exclude or restrict any duty or liability of any Indemnified Person which it is not permissible to exclude or restrict by law or regulation (including any duty or liability an Indemnified Person may have under FSMA or under the regulatory system (as defined in the FCA Handbook)) to the extent such exclusion or restriction is permissible.

14.11	The provisions of this Clause 14 will remain in full force and effect notwithstanding the completion of all matters and arrangements referred to in or contemplated by this Agreement.

15.	CONTRIBUTION

15.1	If the indemnification provided for in Clause 14 is for any reason (including because such indemnification would be contrary to public policy), unavailable to or insufficient to hold harmless an Indemnified Person in respect of any Losses or Claims within the scope of Clause 14 (other than by virtue of an exclusion thereto) then the Company shall contribute to the aggregate amount of such Losses or Claims incurred by such Indemnified Person, as incurred:

15.1.1	in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Banks on the other hand from the Rights Issue and offering of New Shares pursuant to this Agreement; or

15.1.2	if the allocation provided by Clause 15.1.1 is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Clause 15.1.1 above but also the relative fault of the Company on the one hand and of the Banks on the other hand in connection with the acts or statements or omissions which resulted in such Losses or Claims, as well as any other relevant equitable considerations.

15.2	The relative benefits received by the Company on the one hand and the Banks on the other hand in connection with the Rights Issue and the offering of New Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) the total net proceeds received by the Company from the issue of New Shares pursuant to this Agreement (before deducting commissions or expenses); and (ii) the total fees and commissions received by the Banks bear to the total gross proceeds from the issue of Underwritten Shares pursuant to this Agreement.

15.3	The relative fault of the Company on the one hand and the Banks on the other hand will be determined by reference to, among other things, whether any such act or alleged act or untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Banks as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such act, statement or omission.

15.4	The Company and the Banks agree that it would not be just and equitable if contribution pursuant to this Clause 15 were determined by pro rata allocation (even if the Banks were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Clause 15. The aggregate amount of Losses or Claims incurred by an Indemnified Person and referred to above in this Clause 15 will be deemed to include any legal or other expenses properly incurred by such Indemnified Person in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such act or alleged act or untrue or inaccurate or alleged untrue or inaccurate statement or omission or alleged omission.

15.5	Notwithstanding the provisions of this Clause 15, none of the Banks will be required to contribute any amount in excess of the underwriting commission or fees (as the case may be) received by it (and which it is not liable to pay to any other underwriter or intermediary under this Agreement or otherwise) in relation to the Underwritten Shares underwritten, subscribed or purchased by it pursuant to this Agreement.

15.6	No person guilty of gross negligence, wilful default, fraud or fraudulent misrepresentation (whether within the meaning of Section 11(f) of the Securities Act or otherwise) will be entitled to contribution in respect of Losses and/or Claims arising from such gross negligence, wilful default, fraud or fraudulent misrepresentation from any person who was not guilty of such gross negligence, wilful default, fraud or fraudulent misrepresentation.

15.7	For the purposes of this Clause 15, each Indemnified Person shall have the same rights to contribution as the Banks and the Banks’ respective obligations to contribute pursuant to this Clause 15 are several, and are not joint or joint and several, in proportion to its Proportionate Share.

15.8	Notwithstanding any other provision of this Clause 15:

15.8.1	no Indemnified Person shall be entitled to recover from the Company more by way of a contribution under this Clause 15 than it would have been able to recover from the Company had the indemnities in Clause 14.1 been available to such Indemnified Person; and

15.8.2	the Company shall not be liable to pay any amount pursuant to this Clause 15 in excess of the amount it would have been liable to pay had the indemnities in Clause 14 been available to such Indemnified Person.

16.	TERMINATION

16.1	If at any time on or before Admission:

16.1.1	any of the following have occurred:

(a)	any breach by the Company of any of the Warranties, undertakings or covenants contained in or given pursuant to any provision of this Agreement or any of the Warranties not being or ceasing to be, true, accurate and not misleading when repeated by reference to the facts and circumstances then existing provided that, following the earlier of the Publication Date and the filing of the Final US Prospectus, each such statement (except those statements in Part A of Schedule 3 when given on the date of this Agreement) will be deemed to be qualified by any matter fairly disclosed in the Prospectus, the Final US Prospectus and any Supplementary Prospectus published; or

(b)	it has come to the notice of any Bank that any statement contained in any Relevant Document (or any amendment or supplement thereto) is or has become untrue, inaccurate or misleading, or any matter has arisen, which would, if such document had been issued at that time, constitute an omission from such Relevant Document (or any amendment or supplement thereto), which is, in the opinion of the Initial Underwriters, acting in good faith, is individually or in aggregate, material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission; or

16.1.2	any matter or circumstance arises as a result of which any of the Conditions has become incapable of satisfaction as at the time required; or

16.1.3	the Company’s application to the FCA for admission of the New Shares to the premium listing segment of the Official List and/or the Company’s application to the London Stock Exchange for admission to trading of the New Shares on the London Stock Exchange’s main market for listed securities is withdrawn by the Company and/or refused by the UK Listing Authority or the London Stock Exchange (as appropriate); or

16.1.4	there has been a Material Adverse Change since the date hereof as a result of which, in the opinion of the Initial Underwriters, acting in good faith, it is impracticable to proceed with Admission, the Rights Issue or the underwriting of the Underwritten Shares; or

16.1.5	if:

(a)	there has occurred any outbreak or escalation of hostilities involving the United Kingdom or the United States, declaration of a national emergency or war by the United Kingdom or the United States or any other substantial international calamity or crisis or any material adverse change in the existing political, financial or general economic conditions in the United Kingdom, the United States or the Eurozone taken as a whole, including any effect of international conditions on such conditions in the United Kingdom or the United States;

(b)	trading in any securities of the Company has been suspended (other than in connection with a redemption of securities) by the London Stock Exchange or the New York Stock Exchange, or if trading generally on the London Stock Exchange or the New York Stock Exchange has been suspended or materially limited, or minimum prices for trading have been fixed by any of such exchanges or by order of the Commission or any regulatory or governmental authority having jurisdiction, other than any suspension of trading in the Company’s securities or in trading generally by the London Stock Exchange or the New York Stock Exchange by virtue of either exchange being temporarily inoperative due to a technical failure provided that such temporary suspension of trading in itself is not material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission;

(c)	a general moratorium on commercial banking activities has been declared by the United Kingdom or the United States; or

(d)	there has occurred an adverse change since the date of this Agreement in United Kingdom or United States taxation or taxation in any member state of the European Economic Area affecting the Shares or the transfer thereof, that, in the judgment of the Initial Underwriters acting in good faith after consultation with the Company, where practicable, is material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission and such event (either singly or together with any other event referred to in this Clause 16.1.6) is such as to make it, in the judgment of the Initial Underwriters acting in good faith after consultation, where practicable, with the Company, impracticable or inadvisable to proceed with Admission, the Rights Issue or the underwriting of the Underwritten Shares, the Initial Underwriters acting jointly (on behalf of the Additional Underwriters and the Global Co-ordinator) may at any time prior to Admission in their absolute discretion (acting in good faith) and following consultation with the Company (to the extent reasonably practicable in the circumstances) by notice in writing given to the Company, terminate this Agreement with immediate effect, in each case except to the extent specified in Clause 16.3.

16.2	If any matter arises which the Sponsor reasonably considers (having taken legal advice that such is the case) may adversely affect its ability to perform its functions under Chapter 8 of the Listing Rules or fulfil the obligations of the Sponsor, CSSEL shall, for itself in its capacity as sponsor, be entitled in its absolute discretion (acting in good faith), by notice in writing to the Company, to terminate this Agreement insofar as it relates to the rights and obligations of CSSEL in its capacity as sponsor and, in the event of such termination, the obligations and rights of CSSEL in its capacity as sponsor shall cease and determine and if CSSEL so requests, the Company will publish an announcement through a Regulatory Information Service informing the market of such termination (without prejudice to any claim in respect of a breach of this Agreement prior to such termination).

16.3	In the event that CSSEL notifies to the Company in writing, in accordance with Clause 16.2, its decision to terminate this Agreement, the Company shall seek to appoint a new sponsor in connection with the Prospectus and the Admission and CSSEL agrees to provide reasonable assistance in connection therewith. In addition, where the Sponsor terminates this Agreement pursuant to Clause 16.2 because:

16.3.1	it requests the FCA to suspend its approval as a sponsor pursuant to LR 8.7.25R and has not withdrawn the request in accordance with LR 8.7.26G; or

16.3.2	it requests the FCA to cancel its approval as a sponsor pursuant to LR 8.7.21R and has not withdrawn that request in accordance with LR 8.7.23G; or

16.3.3	the FCA imposes limitations on the services the sponsor can provide which prevent the Sponsor from providing sponsor services, as defined in the Listing Rules, in connection with the Rights Issue; or

16.3.4	it is removed from the register of sponsors by the FCA; or

16.3.5	the Sponsor knowingly takes steps that result in it being unable to act as Sponsor in connection with the Rights Issue as a result of a conflict of interest,

the Company shall be entitled in its absolute discretion, by notice in writing to CSSEL, to terminate this Agreement as it relates to the rights and obligations of CSSEL in its capacity as joint broker, joint bookrunner and underwriter and, in the event of such termination, the obligations and rights of CSSEL in its capacity as joint broker, joint bookrunner and underwriter shall cease and determine (without prejudice to any claim in respect of a breach of this Agreement prior to such termination) provided that:

16.3.6	the Company will have, in advance of providing such a notification, obtained the prior written commitment of one or more institutions to accede to CSSEL’s rights and obligations as an underwriter on the terms of this Agreement; and

16.3.7	such institution(s) execute an Accession Deed indicating the proportionate share of each such institution(s),

and the Company and the Underwriters shall use their respective reasonable endeavours to procure the assignment or novation of any sub-underwriting arrangements to which CSSEL is a party to one or more of the other Underwriters.

16.4	The termination of this Agreement (save to the extent specified in this Clause 16.4) pursuant to Clauses 2.3 and 16.1 shall be without prejudice to:

16.4.1	any claim in respect of a breach of this Agreement prior to the termination; and

16.4.2	the provisions under Clauses 1, 10, 12 to 15, 16.2, 17 to 23 and 25 to 28 (inclusive), which will continue to apply.

16.5	Following termination of this Agreement pursuant to Clause 16.1, the Company will announce (and if the announcement mentions any of the Underwriters, with the prior consent (such consent not to be unreasonably withheld or delayed) of the Initial Underwriters (for themselves and on behalf of the Additional Underwriters)) that the Rights Issue will not take place and this Agreement is terminated.

17.	WITHHOLDING AND GROSSING UP

17.1	All sums payable by the Company to the Banks or any other Indemnified Person (for the purposes of this Clause 17 only, each a “payee”) under this Agreement shall be paid in pounds sterling free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the Company shall pay such additional amount as shall be required to ensure that the net amount received by the payee will equal the full amount which would have been received by it had no such deduction or withholding been required to be made.

17.2	If HM Revenue & Customs or any other tax authority brings into charge to Tax (or to any computation of income profit or gains for the purpose of any charge to Tax) any sum paid to a payee under this Agreement, other than payment of commission under Clause 10, then the Company shall pay such additional amount as shall be required to ensure that the total amount paid, less the Tax chargeable on such amount is equal to the amount that would otherwise be payable under this Agreement. This Clause 17.2 shall apply in respect of any additional amount paid pursuant to Clause 17.1 as it applies to other amounts paid to the payee.

17.3	If the Company makes such an increased payment under Clauses 17.1 or 17.2 and the payee subsequently obtains, utilises and retains a refund of Tax or credit against tax by reason of such deduction, withholding or tax in respect of which an increased payment has been made under Clauses 17.1 or 17.2, the payee shall pay to the Company as soon as reasonably practicable an amount which the payee shall reasonably determine shall leave the payee after such payment in no better or worse position than it would have been in had there been no such deduction, withholding or Tax. Nothing in this Clause 17.3 shall oblige a payee to disclose any information to the Company to the extent that the payee reasonably considers that such disclosure would be prejudicial to the payee.

18.	MISCELLANEOUS

18.1	For the avoidance of doubt, the Company acknowledges and agrees that it is responsible for any due diligence carried out by it in relation to the Rights Issue and that neither the Banks nor any of their advisers shall be responsible to the Company or any Director for any due diligence in relation thereto or for verifying the accuracy or fairness of any information published by or on behalf of the Company in connection with the Rights Issue.

18.2	The Company agrees that for the purposes of the Rights Issue (including for the purposes of seeking to procure any sub-underwriters for the Underwritten Shares) and of obtaining Admission, none of the Underwriters shall be responsible for the provision of or obtaining advice as to the requirements of any applicable laws or regulations of any jurisdictions nor shall any such person be responsible where it or the Company has acted in the absence of such advice or in reliance on any advice obtained by the Company in respect thereof.

18.3	The Company acknowledges that the Warranties and indemnities contained in this Agreement are given to the Banks in connection with Admission and the Rights Issue in each case whether in their capacities as underwriters, global coordinators or sponsors and references in this Agreement to the Banks, Underwriters, the Global Coordinator and Sponsor shall be construed accordingly.

18.4	Notwithstanding that each of the Banks may act as the Company’s agent in connection with the Rights Issue, each of such persons and its agents may:

18.4.1	receive and keep for its own benefit any commissions, fees, brokerage or other benefits paid to or received by it in connection with the Rights Issue, and shall not be liable to account to the Company for any such commissions, fees, brokerage or other benefits; and

18.4.2	keep or deal in any New Shares or New ADSs for which it may subscribe for its own use and benefit.

18.5	For the avoidance of doubt, unless the contrary is apparent, the rights and obligations of each of the Banks under this Agreement are several, not joint or joint and several. Each of the Banks shall (except as otherwise agreed among them or as provided in this Agreement) have the right separately to protect and enforce their rights under this Agreement by whatever lawful means each of them deem fit, including, without limitation, commencing any legal proceedings without joining any of the others in any proceedings.

18.6	No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Banks and the Company.

18.7	The Company acknowledges and agrees that (i) each of the Banks is acting solely pursuant to a contractual relationship with the Company on an arm’s length basis with respect to the Rights Issue (including in connection with determining the terms of the Rights Issue) and not, in relation to the Rights Issue, as a financial adviser or fiduciary to the Company or any other person; and (ii) none of the Banks owes any duties or obligations to the Company of any nature whatsoever, save as expressly set out in this Agreement, provided however in each case that this shall not exclude or restrict any liability that any of them have under FSMA or arrangements for regulating any of them thereunder to any extent prohibited thereby.

18.8

The Company understands that each Underwriter and its respective parent companies, subsidiaries and affiliates is a financial services group, (for the purposes of this Clause 18.8, each referred to as a “group”). Each of the Underwriters is a full service securities firm and is a commercial bank engaged in activities and businesses, including among others, securities, commodities and derivatives trading, foreign exchange and other brokerage activities, research publication, and principal investing, as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of corporations, governments and individuals from which conflicting interests or duties, or a perception thereof, may arise. Accordingly, in no circumstance will any Underwriter or any other member of their respective groups have any liability by reason of members of its group conducting such other businesses or activities, acting in their own interests or in the interests of other clients in respect of matters affecting the Company, its affiliates or any other company, including where in so acting members of the group act in a manner which is adverse to the interests of the Company or its affiliates. In addition, as a result of duties of confidentiality, each of the Underwriters and the other members of their respective groups may be prohibited from disclosing information to the Company or such disclosure may be inappropriate and the Company agrees that no member of the respective groups will be under a duty to use or to disclose any non-public information acquired from, or during the course of carrying on business for, any other person. The Company expressly acknowledges and agrees that, subject to Clause 5.8, in the ordinary course of business, each of the Underwriters and other parts of their respective groups at any time: (i) may invest on a principal basis or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions, for their own accounts or the accounts of customers, in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or any other company that may be involved in any proposed transaction, and (ii) may provide or arrange financing and other financial services to other companies that may be involved in any proposed transaction or a competing transaction, in each case whose interests may conflict with those of the Company.

18.9	The Company agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than pounds sterling and as a result of any variation between (i) the rate of exchange at which the pounds sterling amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase pounds sterling, at the business date nearest the date of judgment, with the amount of the Judgment Currency actually received by the relevant Underwriter. The foregoing indemnity will constitute a separate and independent obligation of the Company, and will continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” will include any premiums and costs or exchange payable in connection with the purchase of, or conversions into, the relevant currency.

18.10	Any obligation of the Company to (a) consult with the Initial Underwriters shall be construed as an obligation to consult with CSSEL (for itself and on behalf of CSAG), Deutsche Bank, BofAML and Citi, or (b) take into account the requirements (howsoever formulated) of the Initial Underwriters shall be construed as an obligation to take into account the requirements of CSSEL (for itself and on behalf of CSAG), Deutsche Bank, BofAML and Citi, (c) take any action with the agreement of or as is agreed with (howsoever formulated) the Initial Underwriters shall be construed as an obligation to take any action with the agreement of or as agreed with CSSEL (for itself and on behalf of CSAG), Deutsche Bank, BofAML and Citi.

19.	TIME OF THE ESSENCE

Any time, date or period mentioned in this Agreement may be extended by mutual agreement between the Company and the Initial Underwriters (for themselves and on behalf of the Additional Underwriters) but as regards any time, date or period originally fixed, or any time, date or period so extended, time shall be of the essence.

20.	WAIVER

20.1	Any right or remedy of the parties under this Agreement shall only be waived or varied by an express waiver or variation in writing.

20.2	No failure to exercise or delay by an Indemnified Person in exercising any right or remedy under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of the right or remedy or preclude its exercise at any subsequent time. No single or partial exercise of any such right or remedy shall preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy. The rights, powers and remedies of the Indemnified Persons provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

21.	THIRD PARTY RIGHTS

21.1	Each Indemnified Person shall have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce its rights against the Company under Clause 14 provided that the relevant Bank (without obligation) will have the sole conduct of any action to enforce rights on behalf of the Indemnified Persons connected to it.

21.2	Except as provided in Clause 21.1, a person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. The Banks and the Company may agree to terminate this Agreement or vary any of its terms without the consent of any Indemnified Person or any other third party. The Banks will have no responsibility to any Indemnified Person or any other third party under or as a result of this Agreement.

22.	SEVERABILITY

If any provision of this Agreement is or is held to be invalid or unenforceable, then so far as it is invalid or unenforceable it has no effect and is deemed not to be included in this Agreement. This shall not invalidate any of the remaining provisions of this Agreement. The parties shall use all reasonable endeavours to replace any invalid or unenforceable provision by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

23.	NOTICES

23.1	Any notice or other communication to be given under, or in connection with, this Agreement shall be in writing and be signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in Clause 23.2 or by delivering it by hand, or sending it by pre-paid recorded delivery, special delivery or registered post, to the address set out in Clause 23.2 marked for the attention of the relevant party (or as otherwise notified from time to time under this Agreement).

Any notice or other communication so served shall be deemed to have been duly received:

23.1.1	in the case of delivery by hand, when delivered;

23.1.2	in the case of fax, at the time of transmission; and

23.1.3	in the case of pre-paid recorded delivery, special delivery or registered post, on the Dealing Day following the date of posting;

provided that if delivery by hand or fax occurs on a day which is not a Dealing Day or after 6.00 p.m. on a Dealing Day, service shall be deemed to occur at 9.00 a.m. on the following Dealing Day.

23.2	The fax numbers and addresses of each of the Company and of each Bank the purpose of Clause 23.1 are:

(i)	the Company:	1 Churchill Place Canary Wharf London E14 5HP

Fax number: +44 1452 638 157

For the attention of: The Company Secretary, Barclays PLC

(ii)	the Global Co-ordinator:	5 The North Colonnade Canary Wharf London E14 4BB

Fax number: +44 207 516 7722

For the attention of: Equity Capital Markets

(iii)	CSSEL:	One Cabot Square Canary Wharf London E14 4QJ

Fax number: +44 20 7888 1600

For the attention of: The Company Secretary

(iv)	CSAG:	One Cabot Square Canary Wharf London E14 4QJ

Fax number: +44 20 7888 1600

For the attention of: The Company Secretary

(v)	Deutsche Bank:	Winchester House 1 Great Winchester Street London EC2N 2DB

Fax number: +44 (0) 20 7545 6301

For the attention of: Equity Syndicate Bank

(vi)	Citi:	Citigroup Centre Canada Square Canary Wharf London E14 5LB

Fax Number: +44 (0)20 7986 1103

For the attention of: Equity Syndicate

(vii)	BofAML:	2 King Edward Street London EC1A 1HQ

Fax Number: +44 (0) 20 7996 2923

For the attention of: Equity Capital Markets

24.	FURTHER ASSURANCES

The Company shall register the New Shares in the names of the successful applicants, and shall provide, and shall procure that the Directors shall provide, all information and assistance that the Banks may reasonably require for the purposes of this Agreement and execute (or procure to be executed) each document and do (or procure to be done) each act and thing that the Banks may reasonably request in order to give effect to the Rights Issue or Admission (including, without limitation, to reflect the nominee arrangements) or other transactions contemplated by this Agreement.

25.	ASSIGNMENT

No party may assign, or purport to assign: (i) this Agreement; (ii) all or any of their respective rights or obligations arising under or out of this Agreement; or (iii) the benefit of all or any of the other parties’ obligations under this Agreement.

26.	ENTIRE AGREEMENT

This Agreement and the Accession Deed(s) (if any) constitute the entire agreement between the parties relating to the subject matter of this Agreement and supersedes and replaces all agreements, understandings, undertakings, representations, warranties and arrangements of any nature whatsoever between the parties relating to the subject matter of this Agreement.

27.	COUNTERPARTS

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail or telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement. In relation to each counterpart, upon confirmation by or on behalf of the signatory that the signatory authorises the attachment of such counterpart signature page on the final text of this Agreement, such counterpart signature page shall take effect with such final text as a complete authorised counterpart.

28.	GOVERNING LAW

28.1	This Agreement and the relationship among the parties to it and any non-contractual obligations which may arise out of or in connection with this Agreement shall be governed by and interpreted in accordance with English law.

28.2	Subject to Clause 28.3, all parties to this Agreement agree that the courts of England are (subject to Clause 28.3.1) to have exclusive jurisdiction to settle any dispute (including claims for set-off and counterclaims) which may arise out of or is in connection with (i) the creation, validity, effect, interpretation or performance of, or of the legal relationships established by, this Agreement or otherwise arising out of or connection with this Agreement, and (ii) any non-contractual obligations which may arise out of or in connection with this Agreement and for such purposes all parties irrevocably submit to the exclusive jurisdiction of the English courts.

28.3	Notwithstanding the provisions of Clause 28.2, in the event that any Underwriter or any of such Underwriter’s Indemnified Persons becomes subject to proceedings brought by a third party (the “Foreign Proceedings”) in the courts of any country other than England (including, without prejudice to the generality of the foregoing, in any court of competent jurisdiction in the United States) (the “Foreign Jurisdiction”), such Underwriter shall be entitled, without objection by the Company, either:

28.3.1	to join the Company and/or any other person to the Foreign Proceedings; and/or

28.3.2	to bring separate proceedings for any breach of this Agreement and/or for a contribution or an indemnity against the Company and/or any other person in the Foreign Jurisdiction, provided that such separate proceedings arise out of or are in connection with the subject matter of the Foreign Proceedings.

28.4	Each of the parties to this Agreement irrevocably waives any objection to the jurisdiction of any courts referred to in this Clause 28.

28.5	Each party to this Agreement irrevocably agrees that a judgment and/or order of any court referred to in this Clause 28 based on any matter arising out of or in connection with this Agreement (including but not limited to the enforcement of any indemnity) shall be conclusive and binding on it and may be enforced against it in any other jurisdiction, whether or not (subject to due process having been served on it) it participates in the relevant proceedings.

28.6	The Company agrees to appoint an agent for service of process in any Foreign Jurisdiction other than England in which any other party is subject to legal suit, action or proceedings based on or arising under this Agreement within 14 days of receiving written notice of such legal suit, action or proceedings and the request to appoint such agent for service. In the event that the Company does not appoint such an agent within 14 days of the notice requesting it to do so, such other party may appoint a commercial agent for service for the Company on the Company’s behalf and at the Company’s expense and the Company agrees that subject to being notified of such appointment in writing, service upon such commercial agent will constitute service upon the Company.

IN WITNESS WHEREOF this Agreement has been duly executed under hand by the Company, the Global Co-ordinator and each Initial Underwriter or their duly authorised attorneys the day and year first above written.

SCHEDULE 1

NEW SHARES TAKEN UP

1.	In this schedule “MTM instruction” means a many-to-many instruction which:

(a)	on its settlement has the effect as will be described in the Prospectus;

(b)	has been properly authenticated in accordance with Euroclear’s specifications as referred to in that paragraph; and

(c)	contains the information required by that paragraph.

2.	The Company may, in its sole discretion, treat an MTM instruction which constitutes a properly authenticated dematerialised instruction (the “first instruction”) as not constituting a valid acceptance in accordance with the terms and conditions of the Rights Issue as set out in the Prospectus if at the time at which the Registrar receives a properly authenticated dematerialised instruction giving details of the first instruction, the Company or the Registrar is or has received actual notice from Euroclear of any of the matters specified in regulation 35(5)(a) of the Regulations in relation to the first instruction.

3.	A New Share shall, for the purposes of this Agreement, be treated as having been “taken up” if:

(a)	the New Share in nil paid form is in certificated form and the following requirements have been satisfied by the relevant latest time for acceptance set out in the terms and conditions of the Rights Issue as set out in the Prospectus on the Acceptance Date:

(i)	a Provisional Allotment Letter relating to that New Share has been lodged for acceptance by the person to whom it was provisionally allotted or by a renouncee of the right to accept allotment together with a cheque or other remittance for the full amount payable in respect of that New Share, in accordance with the terms of the Prospectus and the Provisional Allotment Letter (or the Company exercises any discretion it has in the Prospectus to treat the Provisional Allotment Letter as binding notwithstanding that it does not meet these requirements); and

(ii)	the Company has not, with CSSEL’s, Deutsche Bank’s, BofAML’s and Citi’s consent, rejected the Provisional Allotment Letter for any reason; and

(iii)	the Receiving Agent has not been notified that the cheque or other remittance has not been accepted by the drawee on first presentation.

(b)	the New Share in nil paid form is in uncertificated form and held through CREST and:

(i)	an MTM instruction in respect of those New Shares settles by no later than 11.00 a.m. on the Acceptance Date; or

(ii)	an MTM instruction in respect of those New Shares constitutes a valid acceptance in accordance with the terms and conditions of the Rights Issue as set out in the Prospectus and settles by 2.00 p.m. on the Acceptance Date; or

(iii)	the following has occurred:

(A)	an MTM instruction in respect of those New Shares constitutes a valid acceptance in accordance with the terms and conditions of the Rights Issue as set out in the Prospectus; and

(B)	the MTM instruction has not settled by 2.00 p.m. on the Acceptance Date (or by such later time or date as the Company, CSSEL, Deutsche Bank, BofAML and Citi may determine); and

(C)	the Company is not entitled to assume, in accordance with the terms and conditions of the Rights Issue as set out in the Prospectus, that there has been a breach of any of the representations, warranties or undertakings set out or referred to in the terms and conditions of the Rights Issue as set out in the Prospectus because it is aware of a reason outside the control of the CREST member or CREST sponsor that sent the MTM instruction for its failure to settle; or

(iv)	the following has occurred:

(A)	an MTM instruction in respect of those New Shares constitutes a valid acceptance in accordance with the terms and conditions of the Rights Issue as set out in the Prospectus;

(B)	the MTM has not settled by 2.00 p.m. on the Acceptance Date (or by such later time or date as the Company, CSSEL, Deutsche Bank, BofAML and Citi may determine);

(C)	the Company is entitled to assume, in accordance with the terms and conditions of the Rights Issue as set out in the Prospectus, that there has been a breach of any of the representations, warranties or undertakings set out or referred to in the terms and conditions of the Rights Issue as set out in the Prospectus because it is not aware of a reason outside the control of the CREST member or CREST sponsor (as appropriate) that sent the MTM instruction for its failure to settle; and

(D)	the Company exercises its discretion not to reject the acceptance constituted by the MTM instruction; or

(v)	an MTM instruction in respect of those New Shares does not constitute a valid acceptance in accordance with the terms and conditions of the Rights Issue as set out in the Prospectus and the Company exercises its discretion not to reject the acceptance constituted by the MTM instruction; or

(vi)	a Director has irrevocably undertaken to the Company to subscribe for such New Share.

4.	For the avoidance of doubt, the Banks have no liability or obligation under this Agreement in relation to any New Shares if the New Shares in nil paid form are in certificated form and:

(a)	the Receiving Agent has determined in relation to an acceptance of any Provisional Allotment Letter by 11.00 a.m. on the Acceptance Date that there has been a failure to satisfy the verification of identity requirements for the purposes of the Money Laundering Regulations 2003 or the Money Laundering Regulations 2007, as applicable, in the manner contemplated, or to be contemplated, in the Rights Issue Launch Press Announcement, the Prospectus and the Provisional Allotment Letter; or

(b)	the cheque or other remittance returned with the relevant Provisional Allotment Letter(s) relating to such New Shares is dishonoured after 11.00 a.m. on the Acceptance Date unless CSSEL, Deutsche Bank, BofAML and Citi have each been notified that the cheque or other remittance has been dishonoured prior to the Receiving Agent informing CSSEL, Deutsche Bank, BofAML and Citi of the number of New Shares not taken up.

5.	If the Company, in its sole discretion, so elects New Shares will be deemed to have been taken up by 11.00 a.m. on the Acceptance Date if the New Shares in nil paid form are in certificated form and:

(a)	a cheque or other remittance for the full amount payable in respect of those New Shares (and whether or not the cheque or other remittance is honoured) is received by 11.00 a.m. on the Acceptance Date from an authorised person (as defined in the FSMA) identifying those New Shares and agreeing to lodge the relevant Provisional Allotment Letter properly completed in due course; or

(b)	the relevant Provisional Allotment Letter and a cheque or other remittance for the full amount payable in respect of those New Shares (and whether or not the cheque or other remittance is honoured) are received by 11.00 a.m. on the first Dealing Day after the Acceptance Date by post and the cover bears a legible postmark of not later than 11.00 a.m. on the Acceptance Date.

6.	If the parties decide to extend the time for settlement of MTM instructions in accordance with paragraphs 3(b)(iii)(B) or 3(b)(iv)(B) the Company shall forthwith ask Euroclear not to disable the Nil Paid Rights until the end of that extension.

7.	As soon as practicable after 11.00 a.m. on the Acceptance Date and by not later than 2.30 p.m. on the Acceptance Date, the Company shall, following consultation with CSSEL, Deutsche Bank, BofAML and Citi, exercise its discretion in paragraphs 3(b)(iv)(D) and 3(b)(v) of this Schedule 1 reasonably.

8.	If the Company accepts:

(a)	an alternative properly authenticated dematerialised instruction from a CREST member or (where applicable) a CREST sponsor in accordance with the terms and conditions of the Rights Issue as set out in the Prospectus; or

(b)	an alternative instruction or notification from a CREST member or CREST sponsored member or (where applicable) a CREST sponsor in accordance with the terms and conditions of the Rights Issue as set out in the Prospectus, as constituting a valid acceptance in respect of any New Shares, those New Shares are deemed to have been taken up.

SCHEDULE 2

DELIVERY OF DOCUMENTS

The Initial Underwriters (for themselves and on behalf of the Additional Underwriters) or, where a document is addressed to the Sponsor, the Sponsor may, in its or their absolute discretion, elect that delivery of a document referred to in this Schedule 2 may be deferred and in lieu of any such delivery require delivery of the relevant document at a later time specified by the Initial Underwriters or Sponsor, as applicable.

PART A

As soon as practicable on the date of this Agreement, the Company shall deliver one of each of the following documents for each of Barclays and the Initial Underwriters to the Underwriters’ Counsel:

1.	A certified copy of the resolution of the Board of Directors (or of the duly authorised committee of such Board) approving and authorising the issue and/or execution of the Rights Issue Launch Announcement and the Interim Results Press Announcement, this Agreement and the Verification Materials in respect of the Rights Issue Launch Announcement (and, if the said resolution is of such a committee, a certified copy of the resolution of the Board of Directors appointing such committee) in the agreed form.

2.	A copy of the Rights Issue Launch Announcement and the Interim Results Press Announcement.

3.	A copy of the Verification Materials prepared in connection with the Rights Issue Launch Announcement and copies of all evidence supporting answers in the notes, in the agreed form.

4.	Memorandum of advice concerning (i) the Directors’ responsibilities as directors of a company admitted to the premium listing segment of the Official List and (ii) the continuing obligations of Company as a company whose equity shares are admitted to the premium listing segment of the Official List, in the agreed form.

5.	A copy of the Auditors’ UK engagement letter duly signed by the Auditors and the Company.

6.	Copies of the Auditors’ SAS 72 letter and SAS 72 “look-a-like” engagement letters duly signed by the Auditors and the Company.

7.	A certified copy of any power of attorney pursuant to which the Company executes this Agreement or any other agreement in connection with the Rights Issue or Admission, each in the agreed form.

8.	A copy of the Interim Results Presentation.

9.	A certified copy of the financial information extraction comfort letter in relation to the Rights Issue Launch Announcement from the Company addressed to Barclays and the Initial Underwriters dated the date of this Agreement.

PART B

On or prior to publication of the Prospectus, the Company shall deliver one of each of the following documents for each Bank to the Underwriters’ Counsel:

1.	A copy of the signed application for admission of the New Shares to the Official List certified by a Director or the Secretary of the Company.

2.	A copy of the signed application for admission to trading issued by the London Stock Exchange certified by a Director or the Secretary of the Company (Form 1 of the Admission and Disclosure Standards).

3.	A copy of the Prospectus bearing evidence of the formal approval of the FCA, pursuant to the Listing Rules and the Prospectus Rules.

4.	A copy of the Draft Prospectus.

5.	A copy of the security application forms in respect of the Nil Paid Rights and the Fully Paid Rights that have been given to Euroclear.

6.	A completed “Form A”, to be submitted to the FCA in accordance with paragraph 3.1.1(1) of the Prospectus Rules for approval of a prospectus in accordance with Part VI of the FSMA.

7.	An original letter from the Company to the Sponsor to be dated the date of the Prospectus, relating to paragraphs 8.3.4R and 8.4.8R of the Listing Rules, in a form to be agreed.

8.	An original letter from Company’s Counsel to the Sponsor to be dated the date of the Prospectus, relating to paragraphs 8.3.4R and 8.4.8R of the Listing Rules, in a form to be agreed.

9.	A copy of a letter signed by each of the Directors, amongst other things, authorising the publication of the Prospectus, accepting responsibility for information contained in the Press Announcements, the Prospectus, and any Supplementary Prospectus and acknowledging their understanding of their responsibilities and obligations under the Listing Rules and the Disclosure Rules and Transparency Rules in accordance with paragraph 8.3.4 of the Listing Rules, in a form to be agreed.

10.	An original letter in the form of Schedule 4 of this Agreement signed by a director or secretary of the Company authorised to do so.

11.	A copy of the Verification Materials prepared in connection with the Prospectus, and copies of all evidence supporting answers in the notes, in a form to be agreed.

12.	A certified copy of the minutes of the meetings of the Board, or a duly authorised committee thereof, approving the Relevant Documents, the Receiving Agent Agreement, the Verification Materials in respect of the Prospectus and (where appropriate) the other documents referred to in any of them and authorising the steps to be taken by the Company in connection with the Rights Issue, including the execution, delivery and performance of the Receiving Agent Agreement and, if applicable, any Accession Deed(s), and any powers of attorney in relation to the execution of the Receiving Agent Agreement and, if applicable, any Accession Deed(s) by the Company, in a form to be agreed.

13.	An letter to the Underwriters, duly signed by the Company and dated the same date as the Prospectus, confirming the adequacy of the Company’s working capital and the significant change statement in the Prospectus in a form to be agreed.

14.	An original or certified copy of the Working Capital Report, duly signed by the Auditors, in the form previously provided to the Sponsor and dated the same date as the Prospectus, in a form to be agreed.

15.	An original letter in the form previously provided to the Sponsor duly signed by the Auditors in relation to paragraphs 8.4.8(1), 8.4.8(2) and 8.4.9(3) of the Listing Rules, in a form to be agreed.

16.	An original copy of the pro forma financial information report duly signed by the Auditors and dated the date of the Prospectus, in a form to be agreed.

17.	Original letters, in a form to be agreed, duly signed by the Auditors and dated the same date as the Prospectus:

(a)	in relation to the Working Capital Report;

(b)	relating to the statement in the Prospectus that there has been no significant change in the financial and trading position (including indebtedness) of the Group, the capitalisation and indebtedness statement and confirming the correct extraction of financial information contained in the Prospectus;

(c)	consenting to the inclusion of their reports and of references thereto in the form and context in which they appear in the Prospectus; and

(d)	in relation to the accuracy of the UK and US tax information included in the Prospectus.

18.	An original of a SAS 72 letter and SAS 72 “look-a-like” letter duly signed by the Auditors and dated the same date as the Prospectus, in a form to be agreed.

19.	An original of a signed Rule 10b-5 disclosure letter, including opinions on SEC compliance and tax disclosure, of Company’s US Counsel in a form to be agreed and a signed Rule 10b-5 disclosure letter of Underwriters’ Counsel, each dated the same date as the US Prospectus.[1]

20.	An original of a signed “investment company” opinion of Company’s US Counsel, dated the same date as the Prospectus, in a form to be agreed.

21.	A certified copy of each of the other documents stated in the Prospectus as being available for inspection.

[1]	It being acknowledged that in the case of legal opinions or disclosure letters to be delivered by the Underwriters’ Counsel to the Sponsor and the Underwriters pursuant to Clause 4.5 and 4.9 and as detailed in this Schedule 2, delivery of such opinion to the Sponsor and the Underwriters by the Underwriters’ Counsel shall satisfy the Company’s obligation hereunder in respect of that deliverable item.

22.	A certified copy of the minutes of the meeting of the Board appointing any committee such as is referred to in paragraph 12 above.

23.	A copy of the Provisional Allotment Letter.

24.	An original of a signed opinion of the Company’s Counsel, as English legal advisers to the Company dated the same date as the Prospectus, in a form to be agreed.

25.	An original of a signed opinion of the Underwriters’ Counsel, as English legal advisers to the Banks dated the same date as the Prospectus.

PART C

Prior to publication of any Supplementary Prospectus, the Company shall deliver one of each of the following documents for each Bank to the Underwriters’ Counsel, each dated the date of the Supplementary Prospectus:

1.	An original of a signed UK bring-down letter of the Auditors, in a form to be agreed.

2.	An original of a signed Rule 10b-5 bring down disclosure letter, including opinions on SEC compliance and tax disclosure, of Company’s US Counsel in a form to be agreed and a signed Rule 10b-5 disclosure letter of Underwriters’ Counsel.

3.	Originals of the bring down SAS 72 and SAS 72 “look-a-like” letters duly signed by the Auditors, in a form to be agreed.

4.	An original letter in the form of Schedule 4 of this Agreement signed by a director or secretary of the Company authorised to do so, in a form to be agreed.

5.	An original of a letter provided to the Sponsor, duly signed by the Company in relation to paragraphs 8.4.8(1), 8.4.8(2) and 8.4.8(3) of the Listing Rules, in a form to be agreed.

6.	An original letter to the Underwriters, duly signed by the Company confirming the adequacy of the Company’s working capital and the significant change statement in the Prospectus in a form to be agreed.

7.	An original letter from the Company to the Sponsor to be dated the date of the Prospectus, relating to paragraphs 8.3.4R and 8.4.8R of the Listing Rules, in a form to be agreed.

8.	An original letter from Company’s Counsel to the Sponsor to be dated the date of the Prospectus, relating to paragraphs 8.3.4R and 8.4.8R of the Listing Rules, in a form to be agreed.

PART D

Prior to Admission, the Company shall deliver one of each of the following documents for each Bank to Underwriters’ Counsel:

1.	A copy of the security application forms in respect of the New Shares, Nil Paid Rights and the Fully Paid Rights that have been given to Euroclear.

2.	A certified copy of the resolution of the Board provisionally allotting the New Shares as referred to in Clause 6.1 of the Underwriting Agreement and approving and authorising the despatch or publication of the Provisional Allotment Letters, in a form to be agreed.

3.	An original of a signed opinion of Company’s Counsel, as English legal advisers to the Company dated the same date as Admission, in a form to be agreed.

4.	An original of a signed Rule 10b-5 bring down disclosure letter, including opinions on SEC compliance and tax disclosure, of Company’s US Counsel in a form to be agreed and a signed Rule 10b-5 disclosure letter of Underwriters’ Counsel dated the same date as Admission.[2]

5.	An original of a signed “investment company”, of Company’s US Counsel, dated the same date as Admission, in a form to be agreed.

6.	An original of a UK signed bring-down letter of the Auditors, dated the same date as Admission.

7.	Originals of a bring down SAS 72 and SAS 72 “look-a-like” letter duly signed by the Auditors each dated the same date as Admission.

8.	A copy of the CREST enablement letter confirming that the conditions for admission of the New Shares to CREST are satisfied.

9.	An original letter in the form of Schedule 4 signed by a director or secretary of the Company authorised to do so.

10.	An original letter to the Underwriters, duly signed by the Company confirming the adequacy of the Company’s working capital and the significant change statement in the Prospectus in a form to be agreed.

11.	An original letter from the Company to the Sponsor to be dated the date of the Prospectus, relating to paragraphs 8.3.4R and 8.4.8R of the Listing Rules, in a form to be agreed.

12.	An original letter from Company’s Counsel to the Sponsor to be dated the date of the Prospectus, relating to paragraphs 8.3.4R and 8.4.8R of the Listing Rules, in a form to be agreed.

[2]

It being acknowledged that in the case of legal opinions or disclosure letters to be delivered by the Underwriters’ Counsel to the Sponsor and the Underwriters, pursuant to Clauses 4.5 and 4.9 and as detailed in this Schedule 2, delivery of such opinion to the Sponsor and the Underwriters by the Underwriters’ Counsel shall satisfy the Company’s obligation hereunder in respect of that deliverable item.

PART E

If the Initial Underwriters have specified a Time of Sale in accordance with Clause 4.11, the Company shall at or prior to the Time of Sale deliver one of each of the following documents for each Bank to the Underwriters’ Counsel (in each case, dated the same date as the Time of Sale but (i) in the case of items 3 and 7, by reference to the facts and circumstances subsisting at the Time of Sale or (ii) in the case of all other items, by reference to the facts and circumstances subsisting on the date on which the specified Time of Sale falls):

1.	An original of a signed opinion of Company’s Counsel in relation to English law, in a form to be agreed.

2.	An original of a signed opinion of Underwriters’ Counsel in relation to English law.

3.	An original of a signed “investment company” opinion of Company’s US Counsel, in a form to be agreed.

4.	Originals of a bring down SAS 72 letter and SAS 72 “look-a-like” letter duly signed by the Auditors, in a form to be agreed.

5.	An original letter in the form of Schedule 4 signed by a director or secretary of the Company authorised to do so.

PART F

If the Initial Underwriters have specified a Time of Sale in accordance with Clause 4.11, the Company, on or prior to the Rump Settlement Date shall deliver to each of the Banks the following documents in each case, dated the same date as the Rump Settlement Date:

1.	An original of a signed opinion of Company’s Counsel in relation to English law, in a form to be agreed.

2.	An original of a signed opinion of the Underwriters’ Counsel in relation to English law.

3.	An original of a signed Rule 10b-5 bring down disclosure letter, including opinions on SEC compliance and tax disclosure, of Company’s US Counsel in a form to be agreed and a signed Rule 10b-5 disclosure letter of Underwriters’ Counsel.

4.	An original of a signed “investment company” opinion of Company’s US Counsel, in a form to be agreed.

5.	Originals of a bring down SAS 72 letter and SAS 72 “look-a-like” letter duly signed by the Auditors, in a form to be agreed.

6.	An original or certified copy of a letter in the form of Schedule 4 signed by a director or secretary of the Company authorised to do so.

SCHEDULE 3

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

PART A

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS TO BE GIVEN TO

THE SPONSOR, THE INITIAL UNDERWRITERS AND THE GLOBAL CO-ORDINATOR

1.	COMPLIANCE AND CAPACITY

1.1	The Company is duly incorporated and is validly existing as a public limited company under the laws of England and Wales, with full power and authority to perform its obligations in connection with the Rights Issue and Admission and to enter into and perform its obligations pursuant to this Agreement, any Accession Deed, the Receiving Agent Agreement and to pay the fees, commissions and costs provided in this Agreement in accordance with its terms.

1.2	The Company has duly authorised, executed and delivered this Agreement and, assuming due authorisation, execution and delivery by the other parties thereto, constitute valid and binding obligations enforceable against it in accordance with its respective terms.

1.3	The implementation of the Rights Issue and Admission, the issue, publication, despatch or filing (as the case may be) of the Relevant Documents and the entry into and performance of this Agreement, the allotment and issue of the New Shares comply with:

(a)	the Memorandum and Articles of Association of the Company and all applicable laws and regulations in England and Wales and the United States and, except to an extent that is not material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission, all applicable laws and regulations in any other jurisdiction into which the Rights Issue is made including, without limitation, the Listing Rules, the Prospectus Rules, the Disclosure Rules and Transparency Rules and the requirements of the London Stock Exchange, the Companies Act and the FSMA; and

(b)	all agreements to which any member of the Group is a party or by which any of them or any of their respective properties or assets is bound, to the extent it is material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission, will not infringe any restrictions or the terms of any contract, obligation or commitment of any member of the Group or give rise to any consequences which are material in the context of Admission.

1.4

The Company has, or will have prior to Admission, all necessary power to enter into and comply with its obligations under this Agreement and (as applicable) to implement the Rights Issue and Admission and to allot and issue the New Shares and to issue the Relevant Documents without any sanction or consent by members of the Company or any class of them or any creditors or holders of any other securities of any of them. Save to an extent that is not material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission, there are no consents, authorisations, approvals or licences required by the Company, the Group or their respective directors or members for any of the foregoing which have not been or, will not have been, unconditionally obtained and which are not, or will not be, in full force and effect prior to Admission.

1.5	Neither the Company nor any of its principal operating subsidiaries, as defined in the 2012 Accounts, has taken any action nor, so far as the Company is aware, have any other steps been taken or legal proceedings commenced or threatened against it for its winding-up or dissolution or for any similar or analogous proceedings in any jurisdiction, or for it to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrative receiver, trustee or similar officer in any jurisdiction.

1.6	The New Shares will be properly and validly allotted and issued and will be fully paid or credited as fully paid against payment thereof and will on issue be free of all claims, liens, charges, encumbrances and equities (including, without limitation, pre-emptive rights) and will rank pari passu in all respects with, and be identical to, the Ordinary Shares, and will rank in full for all dividends and distributions declared, made or paid on the Ordinary Shares by reference to a record date after the date of the issue of the New Shares.

2.	ANNOUNCEMENT AND INTERIM RESULTS PRESENTATION

2.1	All statements in the Press Announcements are true and accurate in all material respects and are not misleading in any material respect and all expressions of opinion, intention and expectation in the Press Announcements are truly and honestly held and are either fairly based upon facts within the knowledge of the Directors or made on reasonable grounds and after due and careful enquiry and consideration and there are no material facts which are not disclosed in any of the Press Announcements and which by their omission would make any statement in such document false or misleading in any material respect.

2.2	There is no information contained in the Interim Results Presentation which has not been disclosed in the Interim Results Press Announcement or otherwise through a Regulatory Information Service.

2.3	There is no unpublished information relating to the Group (other than that contained in the published Press Announcements) which the Company is required to publish whether to correct a misleading impression or otherwise to avoid behaviour which would constitute market abuse (within the meaning of FSMA) or equivalent applicable legislation in the United States.

2.4

All statements of fact in Previous Announcements were at the date of the relevant Previous Announcement and, save to the extent corrected or amended in any document or announcement subsequently issued or made by or on behalf of the Company, remain true and accurate in all material respects and are not misleading in any material respect and all estimates, expressions of opinion or intention or expectation of the Directors contained therein were at the date of the relevant Previous Announcement made on reasonable grounds and were honestly held by the

Directors and were fairly based and there were no facts known to the Company the omission of which would make any statement of material fact or estimate or statement or expression of opinion, intention or expectation in any of the Previous Announcements misleading in any material respects. All Previous Announcements when published, complied, as applicable, with the articles of association of the Company, the Listing Rules, the Prospectus Rules, the Disclosure Rules and Transparency Rules, the Companies Act, the FSMA, the FSA, all applicable rules of the London Stock Exchange, the FCA and all other applicable rules and requirements of statute, regulation or any regulatory body of the United Kingdom.

2.5	The Company is not aware of any inside information (as such term is defined for the purposes of DTR 2.2.1 of the Disclosure Rules and Transparency Rules) which directly concerns the Company, and which is material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission and the public disclosure of which is being delayed in accordance with DTR 2.5.3 of the Disclosure Rules and Transparency Rules.

3.	FINANCIAL STATEMENTS

3.1	The Accounts as at and for the three years ended 31 December 2012, (including the notes thereon) included in or incorporated by reference into the Prospectus, or to be included in or to be incorporated by reference into any Supplementary Prospectus, have been prepared or, as the case may be, will be prepared in accordance with International Financial Reporting Standards and have been or, as the case may be, will be prepared in accordance with the Companies Act and all relevant Financial Reporting Standards and Statements of Standard Accounting Practice.

3.2	The Accounts:

(a)	give a true and fair view of the state of affairs of the Group as at the end of each of the relevant financial periods and of the results and cashflows of the Group for each such period; and

(b)	in accordance with the relevant accounting standards and accounting principles referred to in paragraph 4.1 above, make proper provision for, or disclosure of, all liabilities, whether actual, deferred, contingent; and (c) have been prepared after due and careful enquiry by the Company and on the basis set out therein are presented on the basis of the respective accounting policies set out in or incorporated therein.

3.3	The Interim Accounts (a) give a true and fair view of the information shown therein, (b) have been prepared after due and careful enquiry by the Company and have been prepared and presented in a form consistent with the Accounts, and (c) (subject to the qualification that they are unaudited), give a true and fair view of the assets, liabilities, financial position and profits and losses of the Group for the relevant period and fairly state the condensed consolidated income statement, the condensed consolidated statement of profit and loss and other comprehensive income, the condensed consolidated balance sheet, the condensed consolidated cashflow statement, the condensed consolidated statement of changes in equity for the Group for the six months ended 30 June 2013, and (d) include a fair review of the information required to be included in it by paragraph 4.2 of the Disclosure Rules and Transparency Rules.

3.4	The Directors have established procedures which provide a reasonable basis for them to make proper judgements as to the financial position and prospects of the Company and the Group and the Company maintains a system of internal financial and accounting controls to provide reasonable assurance that transactions are recorded as necessary to permit preparation of returns and reports which are complete and accurate in all material respects to regulatory bodies as and when required by them and financial statements in accordance with the reporting standards with which the Company is required to report.

4.	WORKING CAPITAL

The Company has sufficient working capital for its present requirements, that is for at least the next 18 months from the date of this Agreement.

5.	POSITION SINCE ACCOUNTS DATE

5.1	Since the Accounts Date and save as subsequently disclosed in any prospectus, press release or announcement (including any announcement made through a regulatory information service by or on behalf of the Company before the date of this Agreement):

(a)	the business of the Group has been carried on in the ordinary and usual course; and

(b)	there has been no Material Adverse Change save in each case to an extent which is not individually or in the aggregate material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission.

6.	REGULATORY

6.1	Since 31 December 2012, no Group Company nor any of its officers has failed to comply, in a way that would reasonably be expected to be material in the context of Rights Issue, the underwriting of the Underwritten Shares or Admission, with any statutory provision or any rules, regulations or other requirements, of the FCA or any other regulatory body performing similar functions in relation to such Group Company applying to such Group Company in relation to its business including (without limitation) in respect of the maintenance of its Capital Resources Requirement and satisfaction of the Overall Financial Adequacy Rule and any equivalent capital requirements in any other jurisdiction that are applicable to any such Group Company.

6.2	Save as disclosed in the Initial Disclosure Package, and to the best of the Company’s knowledge and belief no Group Company is the subject of any investigation, enforcement action (including, without limitation to vary the terms of any permission of licence), or disciplinary proceeding by the FCA or any other regulatory body having jurisdiction over such Group Company in relation to any actual or alleged contravention of any statutory provision or any rules, regulations or other requirements applying to such Group Company in relation to its business, and to the best of the Company’s knowledge and belief no such investigation, enforcement action or disciplinary proceeding is threatened or pending, in each case where such investigation, enforcement action or disciplinary proceeding would reasonably be expected to be material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission.

6.3	Save to an extent that is not material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission, each of the Group Companies is in compliance with all applicable US and non-US laws and regulations relating to money laundering and terrorist financing including the US Bank Secrecy Act, USA PATRIOT Act, US Money Laundering Control Act and all related implementing regulations.

7.	VERIFICATION AND DUE DILIGENCE

7.1	The Verification Materials have been or will be prepared or approved in good faith by persons who, collectively, have appropriate knowledge and responsibility to enable them to provide information, assertions and appropriate supporting materials for the statements in the documents in respect of which they are compiled. All expressions of opinion, intention or expectation contained in the Verification Materials are made on reasonable grounds and are honestly held.

7.2	The information supplied to the Banks for the purposes of their due diligence has been supplied in good faith after due and careful consideration and enquiry by individuals with appropriate knowledge to respond to such enquiries. Such information was when supplied true and accurate in all material respects and no information has been knowingly withheld which is material to an assessment of the Group or material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission.

7.3	The Annual Report on Form 20-F filed with the Commission on 13 March 2013, all reports on Form 6-K filed since that date, when read together with the Interim Results Press Announcement and the Rights Issue Launch Announcement each in the form to be filed with the Commission as Current Reports on Form 6-K for incorporation into the Registration Statement do not contain any untrue statement of a material fact or omit to state a fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect.

7.4	The Interim Results Announcement and the Rights Issue Launch Announcement do not contain any untrue or misleading statement or omit any matter required to be included in them.

8.	LITIGATION

Save as disclosed in the Initial Disclosure Package:

(a)	there are no legal proceedings pending to which the Company is a party or, to the Company’s knowledge and belief, any property of the Company or any of its significant operating subsidiaries is the subject which would reasonably be expected to be material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission; and

(b)	to the best of the Company’s knowledge and belief, no such proceedings are threatened which would reasonably be expected to be material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission.

9.	ANTI-TRUST

9.1	Save to an extent that is not material in the context of the Rights Issue, the underwriting of Underwritten Shares or Admission, no Group Company is a party to (or is concerned in) any agreement, arrangement, concerted practice or course of conduct which in whole or in part, contravenes or is invalidated by anti-trust, anti-monopoly, competition, fair trading, consumer protection or similar legislation or regulation in any jurisdiction where the Group has assets or carries on business or in respect of which any filing, registration or notification is required pursuant to such legislation.

10.	TAX

10.1	No stamp duty, stamp duty reserve tax or other issuance, documentary, registration, capital or transfer taxes or duties are payable in connection with the allotment, issue, acquisition or delivery of the New Shares or New ADSs by the Company in accordance with the terms of this Agreement or the execution, delivery, performance or enforcement of this Agreement, or otherwise in connection with the making or implementation of the Rights Issue, save for any stamp duty or stamp duty reserve tax payable under sections 67, 70, 93 or 96 of the Finance Act 1986. References in this paragraph 6.1 to New Shares include Nil Paid Rights, Fully Paid Rights and any interests in, or rights of allotment of, New Shares.

10.2	The Company is resident in the United Kingdom and nowhere else for tax purposes.

11.	SANCTIONS

11.1	Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, employees, nor, so far as the Company is aware, its affiliates or Agents is a person with whom transactions are currently prohibited by any sanctions administered or enforced by (a) the United States Government, including without limitation, by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), (b) the European Union, (c) Her Majesty’s Treasury or (d) any other internationally recognised sanctions authority that has jurisdiction over the Group, including the United Nations and the South African Reserve Bank (collectively, the “Sanctions”), nor is the Company or any of its subsidiaries located, organised or resident in a country or territory that is the subject of any Sanctions.

11.2	The Company will not directly or indirectly use the proceeds of the Rights Issue, or lend, contribute or otherwise make available such proceeds to any other member of the Group, joint venture partner or other person or entity, for the purpose of financing the activities of any person with whom transactions are currently prohibited under any Sanctions or located in any country or territory that, at the time of such financing, is the subject of Sanctions.

12.	UNLAWFUL PAYMENTS

12.1	Save to an extent that is not material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission, the Company, each of its subsidiaries and its affiliates, conduct their businesses in compliance with the Anti-Corruption Laws and the Group has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to be adequate to ensure, continued compliance by the Company, each of its subsidiaries and each of its affiliates and Agents with the Anti-Corruption Laws and to prevent any breach of the Anti-Corruption Laws by the Company, any of subsidiaries or any of its affiliates or Agents occurring.

12.2	Save to an extent that is not material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission, none of the Company, any of its subsidiaries or any of its affiliates is the subject of any investigation, inquiry or enforcement proceedings regarding any offence or alleged offence under the Anti-Corruption Laws, and no such investigation, inquiry or proceedings have been threatened or are pending.

PART B

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS TO BE GIVEN TO THE BANKS

1.	INFORMATION

1.1	The statements of fact included in the Relevant Documents are true and accurate and not misleading; all expressions of opinion, intention or expectation contained in the Relevant Documents are honestly and fairly held by the Company and have been made on reasonable grounds after due and careful inquiry; and all forecasts and estimates included in the Relevant Documents honestly and fairly represent the Company’s legitimate and reasonable expectations and estimations of the matters set out in such forecasts or estimates and have been made on reasonable grounds after due and careful inquiry.

1.2	There is no information relating to the Group (other than as disclosed in the Relevant Documents or any other prospectus, press release or announcement made in connection with the Rights Issue or Admission) which the Company is required to publish, whether to correct a misleading impression or otherwise to avoid behaviour which would constitute market abuse (within the meaning of FSMA), which has not been published.

1.3	The Draft Prospectus, as of its date, contained all such information that the Qualifying Shareholders would have reasonably required for the purposes of making an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Company, and of the rights attaching to the New Shares, and was accurate in all material respects and was not misleading in any material respect.

1.4	The Auditors, who have audited the financial statements of the Company and the Group as at and for the years ended 31 December 2012, 2011 and 2010, are independent public accountants within the meaning of the guidelines on independence issued by the Institute of Chartered Accountants in England and Wales and the Listing Rules as required by LR 6.1.3(d) and as required by the Securities Act and by the rules of the U.S. Public Company Accounting Oversight Board with respect to the Company and the Group.

2.	PUBLIC DOCUMENTS

2.1	The Prospectus, together with any Supplementary Prospectus, contains or will, when published, contain, all such information as investors and their professional advisers would reasonably require, and reasonably expect to find there, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses, and prospects of the Company and, of the rights attaching to the New Shares, having regard to the matters referred to in section 87A(2) of the FSMA and such information, when taken together with other information disclosed to the FCA, comprises all the information which would be necessary to be taken into account by the FCA in considering the application for listing of the New Shares.

2.2	Each of the Relevant Documents complies, or will when published comply, with all relevant laws and regulations of the United Kingdom and the United States and, except to an extent that is not material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission, with all applicable laws and regulations in any other jurisdiction into which the Rights Issue is made, in each case to the extent such laws and regulations are applicable to such Relevant Document including, without limitation, the Listing Rules, the Prospectus Rules and the requirements of the London Stock Exchange, the FCA, the Companies Act and the FSMA.

2.3	All statements made by or on behalf of and with the prior actual knowledge of the Company to the FCA relating to the Rights Issue are true and accurate and are not misleading and there are no facts which have not been disclosed to the FCA in connection therewith which by their omission make any such statements misleading or which, on the basis of discussions with its advisers, the Company considers are material for disclosure to the FCA.

2.4	On the Effective Date, the Registration Statement did, and when each of the Additional Registration Statement Filing, the US Prospectus and the Final US Prospectus (if applicable) are first filed in accordance with Rule 424(b) under the Securities Act and at each of the Time of Sale, the Acceptance Date and the Delivery Date, the US Prospectus and the Final US Prospectus (if applicable), as the case may be, (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the respective rules and regulations thereunder. The documents incorporated by reference in the US Prospectus and the Final US Prospectus (if applicable) (and any supplement thereto), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

2.5	As at the date hereof, the Registration Statement, when read together with the Interim Results Press Announcement and the Rights Issue Launch Announcement each in the form to be filed with the Commission as Current Reports on Form 6-K for incorporation into the Registration Statement, does not, and at each of Admission, the Time of Sale, the Acceptance Date, the Rump Settlement Date and the Delivery Date, the Registration Statement will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) under the Securities Act and at each of Admission, the Acceptance Date, the Rump Settlement Date and the Delivery Date, the US Prospectus and the Final US Prospectus (if applicable), as the case may be (together with any supplement thereto), will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the US Prospectus or the Final US Prospectus (if applicable) (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Sponsor or an Underwriter expressly for use therein in the letter in the agreed form from the Underwriters to the Company.

2.6	No Issuer Free Writing Prospectus will include any information that conflicts with the information contained in the Registration Statement, the US Prospectus or the Final US Prospectus (if applicable), including any document incorporated by reference therein deemed to be a part thereof that has not been superseded or modified.

2.7	At each of Admission, the Time of Sale, the Acceptance Date, the Rump Settlement Date and the Delivery Date, the Prospectus and at each of the Time of Sale, the Acceptance Date and the Delivery Date, the Disclosure Package will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Prospectus or the Disclosure Package in reliance upon and in conformity with the information set out in Schedule 7.

2.8	No Issuer Free Writing Prospectus, as of its date, or (except as superseded by information included or incorporated by reference in the US Prospectus or the Final US Prospectus (if applicable)) as at each of Admission, the Time of Sale, the Acceptance Date, the Rump Settlement Date and the Delivery Date, will include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from an Issuer Free Writing Prospectus in reliance upon and in conformity with the information set out in Schedule 7.

2.9	The Company has in place proper and established internal controls and procedures such as to enable the Company to ensure the accuracy and completeness in all material respects of (a) the Relevant Documents and (b) any documents filed for the purposes of section 18 of the US Securities Exchange Act of 1934 with the Securities and Exchange Commission that include information that is substantively similar to information contained in the Relevant Documents.

2.10	The information contained in the US Prospectus is not inconsistent with the Prospectus in any material respect and there is no material information disclosed in either document which is not disclosed in the other with the exception of any differences in information arising as a result of the differences between the technical nature of the offerings described therein or save as otherwise required under applicable law.

3.	PRO-FORMA FINANCIAL INFORMATION

The pro-forma financial information on the Group set out or to be set out in the Prospectus and any Supplementary Prospectus has been or, as the case may be, will be prepared in accordance with the Listing Rules and the Prospectus Rules and properly compiled on the bases set out therein and is or, as the case may be, will be presented on a basis consistent with the accounting principles, standards and practices normally applied by the Company. There are no other material assumptions which should reasonably be taken into account in the preparation of the pro forma financial information and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

4.	WORKING CAPITAL

4.1	The Company has sufficient working capital for its present requirements, that is for at least the next 12 months from the date of the publication of the Prospectus.

4.2	The working capital forecast of the Company and of the Group contained in the Working Capital Report has been made after due and careful inquiry and on the bases and assumptions stated in the Working Capital Report. All statements of fact in the Working Capital Report are true and accurate in all material respects and are not misleading in any material respect, all estimates and all statements of opinion, intention or expectation attributed to the Company contained therein are accurate statements of the opinion, intention or expectation held by the Company which are fairly based upon facts within the knowledge of the Company and have been made after due and careful enquiry. There are no other facts or circumstances known to the Company which ought reasonably to have been taken into account in preparing the Working Capital Report. All the assumptions on which the forecast is based are reasonable assumptions and there are no other assumptions on which that forecast ought to have been based which have not been made in the Working Capital Report.

4.3	All material information requested from the Company by the Auditors and the Initial Underwriters for the purpose of reviewing the working capital requirements of the Group has been supplied to them and all factual information is true and accurate, and has been prepared on a basis consistent with the accounting principles, standards and practices normally used by the Group and all estimates and all statements of opinion, intention or expectation have been made on reasonable grounds after due and careful enquiry.

5.	REGULATION

5.1	The Directors are knowledgeable of and understand the established procedures that enable the Company to comply with the Listing Rules, the Disclosure Rules and Transparency Rules and understand the nature and extent of their responsibilities and obligations as a director of a company under the Listing Rules, the Disclosure Rules and Transparency Rules, the Prospectus Rules and the FSMA.

5.2	The Directors have established procedures which will enable the Company to comply with (a) the Listing Rules and the Disclosure and Transparency Rules on an ongoing basis, and (b) the Model Code.

5.3	All documents, communications, explanations and other information requested to be supplied by or on behalf of the Company to the Sponsor (the “Sponsor Materials”) in connection with: (a) any confirmations required to be given by the Sponsor to or communications with the UK Listing Authority and/or the London Stock Exchange, and (b) the Sponsor satisfying any of the Sponsor’s obligations under the Listing Rules, the Prospectus Rules and/or the Disclosure and Transparency Rules have been supplied and were given by the Company in good faith, and all Sponsor Materials were when supplied, and remain, true, accurate and complete in all material respects and are not by themselves or by omission misleading in any material respect and no further information has been withheld by the Company the absence of which might reasonably have been expected to affect the contents of the Sponsor Materials. For so long as the Sponsor provides the Sponsor Services, to the extent any of the Sponsor Materials ceases to be true, accurate or complete in any material respect, the Company shall notify the Sponsor promptly.

6.	US ISSUES

6.1	(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or (15)d of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act) made any offer relating to the New Shares in reliance on the exemption provided by Rule 163 under the Securities Act, and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

6.2	As of the date hereof and at the earliest time after the filing of the Registration Statement that the Company or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the New Shares, the Company is not and will not be an ineligible issuer (as defined in Rule 405 under the Securities Act).

6.3	The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act. The Company agrees to pay the required Commission filing fees relating to the New Shares within the time required by Rule 456(b)(1) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

6.4	The Registration Statement, at the date hereof, had become effective and meets the applicable requirements set forth in Rule 415(a)(1)(x) under the Securities Act with respect to the Ordinary Shares, and by the Publication Date, shall be effective and meet such applicable requirements with respect to the Ordinary Shares and the Rights. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

6.5	No registration of the Company under the Investment Company Act of 1940, as amended, is required in connection with the issue and sale in the United States of the New Shares or New ADSs.

6.6	When the ADS Registration Statement became effective, and at each of the date hereof, the Acceptance Date, the Rump Settlement Date and the Delivery Date: (A) the ADS Registration Statement and any amendments and supplements thereto did and will comply in all material respects with the requirements of the Securities Act, and (B) neither the ADS Registration Statement nor any amendment or supplement thereto did or will contain any untrue statement of a material fact or did or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.7	The Deposit Agreement has been duly authorised, executed and delivered by the Company, and, assuming due authorisation and execution by the Depositary, constitutes a valid, legally binding and enforceable obligation of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganisation, moratorium or similar laws affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding equity or at law).

6.8	When New ADSs are issued and delivered against payment therefor, such New ADSs will be duly and validly issued and fully paid and will not be subject to pre-emptive rights.

6.9	Upon the due issuance by the Depositary of ADRs evidencing New ADSs against the deposit of the New Shares in accordance with the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of the ADRs specified therein and in the Deposit Agreement.

6.10	There will be no contracts or documents of a character required to be described in the Registration Statement, the US Prospectus or the Final US Prospectus (if applicable) or to be filed as exhibits to the Registration Statement or the ADS Registration Statement that will not be described and filed as required.

6.11	The Company is not, and, as a result of the receipt and application of the proceeds of the Rights Issue contemplated hereby, does not expect to become a passive foreign investment company within the meaning of section 1297 of the US Internal Revenue Code of 1986, as amended.

SCHEDULE 4

LETTER OF CONFIRMATION

[On the letterhead of the Company]

[•] 2013

To:	Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB

To:	Credit Suisse AG, London Branch
One Cabot Square
Canary Wharf
London E14 4QJ

To:	Credit Suisse Securities (Europe) Limited
One Cabot Square
Canary Wharf
London E14 4QJ

To:	Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London EC2 2BB

To:	Citigroup Global Markets Limited
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB

To:	Merrill Lynch International
2 King Edward Street
London EC1A 1HQ

Dear Sirs

We refer to the Rights Issue Sponsor’s and Underwriting Agreement between us dated 30 July 2013 (the “Underwriting Agreement”) and to the conditions set out in Clause 2.2 of the Underwriting Agreement (the “Conditions”). References in this letter to Clauses are to Clauses of the Underwriting Agreement and words and expressions defined in the Underwriting Agreement have the same meaning herein.

We hereby confirm that:

(a)	[each of the Conditions, other than that contained in Clause 2.1.8, is satisfied as at the delivery of this letter;][3]

(b)	[we are not aware of any reason why the Conditions will not continue to be satisfied until Admission; and][4]

(c)	we have complied with our undertakings and obligations under the Underwriting Agreement to the extent that they fall due for performance at the date of this letter.

(d)	it has not come to the knowledge of the Company that any of the Warranties referred to in Clause 12.1 of the Underwriting Agreement was breached or untrue, inaccurate or misleading at the date of the Underwriting Agreement and so far as we are aware there has been no change in circumstances such that if repeated by reference to the facts and circumstances subsisting at the date hereof any of such Warranties would be breached or untrue or inaccurate or misleading.

This letter, and any non-contractual obligations arising out of or in connection with it, will be governed by and construed with English law.

Yours faithfully

Director/Secretary

[3]	To be deleted if any letter delivered after Admission.
[4]	To be deleted if any letter delivered after Admission.

SCHEDULE 5

SELLING RESTRICTIONS

1.	General

Each Underwriter represents and warrants to, and agrees with, the Company that it will (and will procure that its affiliates will), in all material respects, comply with such applicable laws in each jurisdiction in which it (or its affiliates, as the case may be) acquires, offers, sells or delivers the New Shares or Nil Paid Rights as are customarily complied with as a matter of best practice by investment banks of international reputation soliciting investors or undertaking transactions similar to the Rights Issue in such jurisdictions.

2.	European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State none of the Nil Paid Rights, the Fully Paid Rights or the New Shares may be offered or sold to the public in that Relevant Member State prior to the publication of the Prospectus in relation to the Nil Paid Rights, the Fully Paid Rights and the New Shares, which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, other than the offers contemplated in the Prospectus in a Relevant Member State after the date of such publication or notification, and except that an offer of such Nil Paid Rights, Fully Paid Rights or New Shares may be made to the public in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive (as defined below), 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Initial Underwriters for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the Nil Paid Rights, the Fully Paid Rights or the New Shares shall require the Company or the Banks to publish a prospectus pursuant to Article 3 of the Prospectus Directive or any measure implementing the Prospectus Directive in a Relevant Member State and each person who acquires any Nil Paid Rights, Fully Paid Rights, New Shares or to whom any offer is made under the Rights Issue will be deemed to have represented, acknowledged, and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purposes of this selling restriction, the expression an “offer of Nil Paid Rights, Fully Paid Rights or New Shares to the public” in relation to any Nil Paid Rights, Fully Paid Rights or New Shares, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Nil Paid Rights, the Fully Paid Rights and the New Shares to be offered so as to enable an Investor to decide to acquire the Nil Paid Rights, the Fully Paid Rights or the New Shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

3.	United Kingdom

Each of the Banks further represents, warrants and undertakes that it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) in connection with the issue or sale of the Nil Paid Rights, the Fully Paid Rights or the New Shares in circumstances in which section 21(1) of FSMA does not apply.

SCHEDULE 6

FORM OF ACCESSION DEED

THIS DEED is made the         day of                     20

BETWEEN

(1)	BARCLAYS PLC, a company registered in England and Wales with number 00048839 and whose registered office is at 1 Churchill Place, London E14 5HP;

(2)	BARCLAYS BANK PLC, whose registered office is at 1 Churchill Place, London E14 5HP (“Barclays” or the “Global Co-ordinator”);

(3)	CREDIT SUISSE SECURITIES (EUROPE) LIMITED, whose registered office is at One Cabot Square, Canary Wharf, London E14 4QJ (“CSSEL” or the “Sponsor”);

(4)	CREDIT SUISSE AG, LONDON BRANCH, a corporation domiciled/incorporated in Zurich, Switzerland, operating in the United Kingdom under branch registration number BR000469 at One Cabot Square, Canary Wharf, London E14 4QJ (“CSAG” and together with CSSEL, “CS”);

(5)	DEUTSCHE BANK AG, LONDON BRANCH, a corporation domiciled in Frankfurt am Main, Germany, operating in the United Kingdom under branch registration number BR000005, acting through its London Branch at Winchester House, 1 Great Winchester Street, London EC2N 2DB (“Deutsche Bank”);

(6)	CITIGROUP GLOBAL MARKETS LIMITED, whose registered office is at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (“Citi”);

(7)	MERRILL LYNCH INTERNATIONAL, whose registered office is at 2 King Edward Street, London EC1A 1HQ (“BofAML” and together with CSSEL, CSAG, Deutsche Bank and Citi, each an “Initial Underwriter”);

(8)	[Insert name of Additional Underwriter], whose registered office is at [•];

(9)	[Insert name of Additional Underwriter], whose registered office is at [•]; and

(10)	[Insert name of Additional Underwriter], whose registered office is at [•].

NOW THIS DEED WITNESSETH as follows

Further to the underwriting agreement dated 30 July 2013 between the Company, the Global Co-ordinator, the Initial Underwriters and the Underwriters (the “Underwriting Agreement”) a certified copy of which is appended hereto, the Company hereby appoints:

•	[Additional Underwriter];

•	[Additional Underwriter]; and

•	[Additional Underwriter],

as an Additional Underwriter for the purposes of the Underwriting Agreement with all the authority, rights, powers, duties and obligations of an Underwriter under the Underwriting Agreement as if originally named as an Underwriter in the Underwriting Agreement and each Additional Underwriter covenants to comply with the provisions of the Underwriting Agreement which are expressed to be binding on it.

Each Underwriter agrees on and subject to the terms of the Underwriting Agreement that its Proportionate Share for the purposes of the Underwriting Agreement shall be as follows:

CSAG	[•] per cent.
CSSEL	[•] per cent.
Deutsche Bank	[•] per cent.
Citi	[•] per cent.
BofAML	[•] per cent.
[Additional Underwriter]	[•] per cent.
[Additional Underwriter]	[•] per cent.
[Additional Underwriter]	[•] per cent.

100 per cent.

The Company represents, warrants and undertakes to the Additional Underwriters appointed pursuant to this Accession Deed that each statement set out in Part A of Schedule 3 of the Underwriting Agreement was true and accurate and not misleading at the date of the Underwriting Agreement and this Accession Deed.

The provisions of Clause 18, 19, 20, 21.2, 22, 23, 25, 27 and 28 of the Underwriting Agreement shall apply to this Accession Deed as if set out herein.

All terms and expressions which have defined meanings in the Underwriting Agreement shall have the same meanings in this Accession Deed except where the context requires otherwise or unless otherwise stated.

The Company and the Additional Underwriters appointed pursuant to this Agreement confirm the provisions of the Underwriting Agreement and acknowledge that this Accession Deed shall form part of and shall be read in conjunction with the Underwriting Agreement.

Each Additional Underwriter undertakes to execute, promptly and without amendment, a rights issue agreement among underwriters accession deed pursuant to which the Additional Underwriter covenants with each of the Initial Underwriters and any other person who becomes, or has become, a party to the Rights Issue Agreement Among Underwriters (as defined below), to observe, perform and be bound by all of the terms of the Rights Issue Agreement Among Underwriters as if it had been an original party thereto and named therein. For the purposes of this Accession Deed, “Rights Issue Agreement Among Managers” means the rights issue agreement among underwriters entered into by the Initial Underwriters in connection with the Rights Issue dated 30 July 2013.

IN WITNESS WHEREOF this Accession Deed has been duly executed as a deed and it is intended to be and it is hereby delivered by us as a deed.

[To include execution blocks for a deed for the Company, the Initial Underwriters and Additional Underwriters]

[To include a schedule with Additional Underwriters names and addresses in the same form as Schedule 7]

SCHEDULE 7

BANKS

Barclays Bank PLC	5 The North Colonnade Canary Wharf London E14 4BB

Credit Suisse Securities (Europe) Limited	One Cabot Square Canary Wharf London E14 4QJ

Credit Suisse AG, London Branch	One Cabot Square Canary Wharf London E14 4QJ

Deutsche Bank AG, London Branch	Winchester House 1 Great Winchester Street London EC2N 2DB

Citigroup Global Markets Limited	Citigroup Centre Canada Square Canary Wharf London E14 5LB

Merrill Lynch International	2 King Edward Street London EC1A 1HQ

Such information relating to a Bank and such Bank’s activities relating to the Ordinary Shares, the ADS and/or the rights as shall be required in the US Prospectus and provided to the Company by such Bank in writing specifying that such information is specifically for inclusion in the Prospectus or the US Prospectus under applicable law and regulation.

SCHEDULE 8

SPONSOR SERVICES

1.	The Company and the Sponsor agree that for so long as the Sponsor provides a “sponsor service” (as defined in the Listing Rules) in connection with the Rights Issue (the “Sponsor Services”):

1.1	the Company shall co-operate with the Sponsor by providing the Sponsor with all information and assistance reasonably requested by the Sponsor in connection with the Sponsor Services, including such information and explanations as the Sponsor may reasonably require and providing the opportunity to update the Company on the Sponsor Services and their implications;

1.2	the Company consents to the Sponsor promptly disclosing to the FCA, at any time before or after Admission, any information which it in its absolute discretion deems to relate to the Company or to address non-compliance with the Listing Rules and/or the Disclosure Rules and Transparency Rules provided that, where legally permitted and practicable, it shall notify the Company prior to making, and where practicable consults as to the timing and manner of, such disclosure;

1.3	the Company shall procure that the Sponsor is granted reasonable access to the Company’s and to the extent reasonably required, its subsidiaries’ legal, accounting or other advisers (subject to legal privilege and client confidentiality obligations) to provide the Sponsor with such assistance as it may request for the purpose of complying with its obligations to take such reasonable steps as are sufficient to ensure that any communication or information that the Sponsor provides to the FCA in carrying out Sponsor Services is, to the best of the knowledge and belief of the Sponsor, accurate and complete in all material respects, and the Company undertakes to ensure that all information provided by or on behalf of the Company or its subsidiary undertakings is provided in good faith and will, when provided, be accurate and complete in all material respects; to the extent that any information provided to the Sponsor by or on behalf of the Company or its subsidiary undertakings ceases to be accurate or complete, the Company undertakes to inform the Sponsor promptly;

1.4	the Company acknowledges that the Sponsor’s responsibilities as sponsor pursuant to the Listing Rules are owed solely to the FCA and that agreeing to act as sponsor does not of itself extend any duties or obligations to anyone else, including the Company. The Company acknowledges that such obligations and responsibilities may require the Sponsor to take actions which conflict with the terms of this Agreement and which may be adverse to the Company, and require the Sponsor to terminate its role as sponsor in accordance with Clause 16.2, and the Sponsor shall not be held liable: (i) in respect of any termination or any failure to meet that duty or obligation owed to the Company to that extent; or (ii) for disclosing or providing any information, explanation or confirmation to the FCA as it may reasonably require in respect of the Company, the Rights Issue, Admission, the Sponsor Services or otherwise;

1.5	the Company shall co-operate with the Sponsor in order that the Sponsor (i) can guide the Company in understanding and meeting its responsibilities under the Listing Rules and the Disclosure Rules and Transparency, and (ii) can satisfy itself that the Directors understand their responsibilities and obligations under the Listing Rules and the Disclosure Rules and Transparency Rules;

1.6	the Company undertakes to the Sponsor to comply at all times with the Listing Rules, the Prospectus Rules, the Disclosure Rules and Transparency Rules and the City Code on Takeovers and Mergers (to the extent applicable to the Rights Issue) and all other applicable laws and regulations;

1.7	the Company undertakes to discuss with the Sponsor, and give the Sponsor the opportunity to comment upon, all draft documents and comment sheets and other correspondence with the FCA in respect of matters where the Sponsor is performing Sponsor Services before such correspondence is submitted to the FCA and to give reasonable consideration to any comments that the Sponsor may have;

1.8	the Company acknowledges that the Sponsor must be the main point of contact with the FCA and that the FCA will expect to discuss all issues relating to the Rights Issue and any relevant draft or final transaction document directly with the Sponsor; and

1.9	the Sponsor will use reasonable endeavours to assist the Company in obtaining formal approval by the FCA of the Prospectus by 3 October 2013.

SIGNED by	)
for and on behalf of	) /s/ Chris Lucas
BARCLAYS PLC	)

SIGNED by Ben Plant	)
for and on behalf of	) /s/ Ben Plant
BARCLAYS BANK PLC	)

SIGNED by	) /s/ Stuart Field
) Stuart Field
and by	) Managing Director
)
for and on behalf of	) /s/ Nick Koemtzopoulos
CREDIT SUISSE SECURITIES	) Nick Keomtzopoulos
(EUROPE) LIMITED	) Managing Director

SIGNED by	) /s/ Jonathan P. Grussing
) Jonathan P. Grussing
and by	) Managing Director
)
for and on behalf of	) /s/ Stephane Gruffat
CREDIT SUISSE AG, LONDON	) Stephane Gruffat
BRANCH	) Managing Director

SIGNED by Neil A. Kell	) /s/ Neil A. Kell
)
and by Tadhg Flood	) /s/ Tadhg Flood
)
for and on behalf of	)
DEUTSCHE BANK AG, LONDON	)
BRANCH	)

SIGNED by Basil Geoghegan	) /s/ Basil Geoghegan
for and on behalf of	)
CITIGROUP GLOBAL MARKETS	)
LIMITED	)

SIGNED by	) /s/ Arif Vohra
for and on behalf of	) Arif Vohra
MERRILL LYNCH INTERNATIONAL	) Managing Director